Exhibit 4.3



                              NATIONSBANK, N.A.
                           NATIONSBANK N.A. (SOUTH)
                         NATIONSBANK OF TEXAS, N.A.,

                                  as Sellers

                              NATIONSBANK, N.A.,

                                 as Servicer

                                     and

                                  as Trustee
                     on behalf of the Certificateholders
                          [and as Collateral Agent]



                       POOLING AND SERVICING AGREEMENT


                        Dated as of ____________, ____

                    NATIONSBANK AUTO GRANTOR TRUST ____-__

                 _____% Asset Backed Certificates, [Class A]
                 [_____% Asset Backed Certificates, Class B]



                    This Pooling and Servicing Agreement, dated as of ______ __,____, (as amended, supplemented or otherwise modified and in effect, this "Agreement"), by and among NATIONSBANK, N.A., NATIONSBANK, N.A. (SOUTH) AND NATIONSBANK OF TEXAS, N.A., each a national banking association, as sellers (the "Sellers"), NATIONSBANK, N.A., as servicer (the "Servicer"), and __________, a __________ corporation, as trustee hereunder (in such capacity, the "Trustee") [and as collateral agent with respect to the Reserve Account] (in such capacity, (the "Collateral Agent").

                    In consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is acknowl-edged, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I

                          CREATION OF TRUST; CERTAIN
                      DEFINITIONS AND GENERAL PROVISIONS

                    SECTION 1.1.  Creation of Trust.  Upon the
          execution of this Agreement by the parties hereto, there is hereby created the NationsBank Auto Grantor Trust
          ____-_.

                    SECTION 1.2. Definitions. Whenever used in this Agreement, unless the context otherwise requires, capitalized terms shall have the meanings provided in Annex A attached hereto.

                    SECTION 1.3. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender and the neuter; references to "writing" include printing, typing, lithog-raphy, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limi-tation."

                    SECTION 1.4. Calculations. All calculations of the amount of interest accrued on the Certificates during any Collection Period and all calculations of the amount of the Servicing Fee payable with respect to a Collection Period shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                    SECTION 1.5.  References.  All references to
          the first day of a Collection Period shall refer to the opening of business on such day. All references to the last day of a Collection Period shall refer to the close of business of the Servicer on such day.

                    SECTION 1.6. Section References. All section references shall be to Sections in this Agreement unless otherwise specified.

                    SECTION 1.7. Action by or Consent of Certifi-cateholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certif-icateholders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date imme-diately preceding the date on which such action is to be taken, or consented to, by Certificateholders.


                                  ARTICLE II

                              THE TRUST PROPERTY

                    SECTION 2.1.  Conveyance of Trust Property.
          (a) In consideration of the delivery to, or upon the written order of, the Sellers of authenticated Certifi-cates, in authorized denominations, in an aggregate amount equal to the Initial Pool Balance and the rights to receive certain amounts as specified herein, each Seller hereby sells, transfers, assigns and conveys to the Trustee for the benefit of the Certificateholders, upon the terms and conditions hereof, the Trust Property to the Trust, without recourse. The sale, transfer, assignment and conveyance made hereunder shall not con-stitute and is not intended to result in an assumption by the Trustee, any Certificateholder or any Certificate Owner of any obligation of the Sellers to the Obligors, the Dealers or any other Person in connection with the Receivables and the other Trust Property or any agree-ment, document or instrument related thereto.

                    (b) The parties hereto intend that the trans-fer and conveyance of the Trust Property to the Trust hereunder constitute a complete sale and assignment to the Trust of all of the Sellers' right, title and inter-est in, to and under the Trust Property and that the beneficial interest of the Sellers in, and title to, the Trust Property will not be a part of any Seller's estate in the event of any liquidation, reorganization or simi-lar insolvency proceeding with respect to a Seller. In the event that the transfer hereunder is not respected as a complete sale and assignment of the Trust Property to the Trust, then, in such event, the Sellers hereby grant to the Trustee on behalf of the Certificateholders a security interest in the Trust Property to secure a loan in an amount equal to the [Initial] Pool Balance. This Agreement shall constitute a security agreement under applicable law.

                    SECTION 2.2. Warranties of Each Seller as to Each Receivable. Each Seller hereby makes the following warranties to the Trustee and the Certificateholders as to each Receivable conveyed by it to the Trust hereunder. Unless otherwise indicated, such warranties shall speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables and the other Trust Property to the Trust.

                         (i)  Characteristics of Receivables.  The
               Receivable has been fully and properly executed by the parties thereto and (a) has been originated by a Dealer for the retail sale of a Motor Vehicle in the ordinary course of such Dealer's business, and has been purchased by the Seller from such Dealer in the ordinary course of the Seller's business and in accordance with the Seller's underwriting standards to finance the retail sale by a Dealer of the Fi-nanced Vehicle and has been validly assigned by such Dealer to the Seller, (b) is secured by a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the Financed Vehicle (subject to administrative delays and cleri-cal errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), which security interest is assignable together with such Receiv-able, and has been so assigned, by the Seller to the Trustee, (c) contains or is accompanied by a securi-ty agreement which contains customary and enforce-able provisions such that the rights and remedies of the secured party are adequate for realization of the benefits of the security interest in the subject collateral, (d) provides at origination for level monthly payments (provided, that the last payment may be different from the level payment), which fully amortize the Amount Financed over the original term and (e) provides for interest at the related Contract Rate.

                         (ii)  Schedule of Receivables.  The infor-
               mation set forth in the Schedule of Receivables with respect to such Receivable has been produced from the Electronic Ledger and was true and correct as of the close of business of the Servicer on the Cut-Off Date [(and) any applicable Subsequent Transfer
               Date)]; and the Cut-Off Date Principal Balance of the Receivable has been accurately and correctly calculated.

                         (iii)  Compliance with Laws.  To the
               knowledge of the Seller, the Receivable, and the sale of the related Financed Vehicle, complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, includ-ing, to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B and Z, and any other consumer credit, equal opportu-nity, and disclosure laws; provided, however, that if, notwithstanding the knowledge of the Seller, any Receivable, or the sale of the related Financed Vehicle, fails to comply with applicable law in the manner and to the extent set forth herein, the Seller shall repurchase such Receivable in accor-dance with the terms and conditions set forth in
               Section 2.4, but such failure to comply with such laws shall not constitute a breach of this warranty except for purposes of Section 2.4.

                         (iv)  Binding Obligation.  The Receivable
               constitutes the genuine, legal, valid, and binding payment obligation in writing of the Obligor, en-forceable in all material respects by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bank-ruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting creditors' rights in general.

                         (v)  No Government Obligor.  The Obligor
               on the Receivable is not the United States of Ameri-ca or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

                         (vi)  Receivables in Force.  The Receiv-
               able has not been satisfied, subordinated, or re-scinded and the Financed Vehicle has not been re-leased from the lien granted by the Receivable in whole or in part.

                         (vii)  No Amendment or Waiver.  No materi-
               al provision of the Receivable has been amended, waived, altered or modified in any respect, except pursuant to a document, instrument or writing in-cluded in the Receivable File or reflected in the Electronic Ledger, and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this Section.

                         (viii)  No Defenses.  The Receivable is
               not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Receivable, or the exercise of any right thereunder, will not render the Receivable unenforceable in whole or in part or subject to any right of rescis-sion, setoff, counterclaim or defense, including the defense of usury, and the Seller has not received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense asserted with respect thereto.

                         (ix)  No Liens.  The Seller has not re-
               ceived notice of any liens or claims, including liens for work, labor, materials or unpaid state or federal taxes relating to the Financed Vehicle, that are or may be liens prior to, or equal to or coordi-nate with, the lien granted by the Receivable.

                         (x)  No Default.  Except for payment
               delinquencies continuing for a period of not more than thirty (30) days as of the Cut-Off Date [(or any applicable subsequent Transfer Date)], to the knowledge of the Seller (a) no default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; and (b) no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived any of the foregoing; provid-ed, however, that if, notwithstanding the knowledge of the Seller, any of the events specified in (a) or
               (b) above exists or has arisen with respect to a Receivable, the Seller shall repurchase such Receiv-able in accordance with the terms and conditions of
               Section 2.4, with the existence of such events not constituting a breach of this warranty, except for purposes of Section 2.4.

                         (xi)  Insurance.  The Financed Vehicle
               securing such Receivable is required by the Receiv-able to be insured under an Insurance Policy.

                         (xii)  Good Title.  Immediately prior to
               the assignment herein contemplated, the Receivable had not been sold, assigned, pledged or otherwise conveyed by the Seller to any Person other than the Trust, and the Seller had good and marketable title to the Receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security inter-est or other right or interest of any other Person, was the sole owner thereof and had full right and power to transfer and assign the Receivable to the Trust. Immediately upon the transfer and assignment of the Receivable to the Trust, the Trust shall have good and marketable title to the Receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other Person; and all filings and actions required by the Relevant UCC with respect to the transfer to the Trust of Receivables associated with the sale of the same have been accomplished for the purpose of complying with the Relevant UCC provisions governing the relative priority of inter-ests of parties in the Receivables.

                         (xiii)  Lawful Assignment.  The Receivable
               has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable hereun-der or pursuant to transfers of the Certificates are unlawful, void, or voidable.

                         (xiv)  All Filings Made.  All filings have
               been made, including filings under the Relevant UCC, which are necessary in any jurisdiction to cause the ownership and title interests of the Trust in the Receivables to be afforded priority over competing claims of the holders of security interests or other claims against whom such filings can assure priori-ty.

                         (xv)  Valid Security Interest.  On the
               Closing Date, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing the Re-ceivable (subject to administrative delays and clerical errors on the part of the applicable gov-ernment agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest). With respect to the foregoing, each Seller hereby cove-nants to take all action necessary such that, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority perfected security inter-est in the Financed Vehicle for the benefit of the Trust (subject to administrative delays and clerical errors on the part of the applicable government agency and any statutory or other lien arising by operation of law after the Closing Date which is prior to such interest).

                         (xvi)  Capacity of Parties.  To the knowl-
               edge of the Seller, all parties to the Receivable had capacity to execute the Receivable; provided, however, that if, notwithstanding the knowledge of the Seller, all parties to any Receivable did not have the capacity to execute such Receivable, the Seller shall repurchase such Receivable in accor-dance with the terms and conditions of Section 2.4, with the existence of such lack of capacity not constituting a breach of this warranty, except for purposes of Section 2.4.

                         (xvii)  One Original.  Only one original
               of each Receivable was executed.

                         (xviii)  Obligations; No Impairment.  The
               Seller has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable and has done nothing to impair the rights of the Trust, the [Class A] Certificatehold-ers [or the Class B Certificateholders] in the Receivable or the proceeds thereof.

                         (xix)  No Fraud or Misrepresentation.  To
               the knowledge of the Seller, the Receivable was originated by a Dealer and sold by such Dealer to the Seller without any conduct constituting fraud or misrepresentation against the Obligor on the part of such Dealer; provided, however, that if, notwith-standing the knowledge of the Seller, any Receivable was originated and sold under conduct constituting fraud or misrepresentation against the Obligor on the part of such Dealer, the Seller shall repurchase such Receivable in accordance with the terms and conditions of Section 2.4, with the existence of such conduct not constituting a breach of this warranty, except for purposes of Section 2.4.

                         (xx)  Possession.  Immediately prior to
               the Closing Date, the Seller (or an Affiliate) will have possession of the Receivable File, and there are and there will be no custodial agreements in effect materially adversely affecting the right or ability of the Seller to make, or cause to be made, any delivery required hereunder.

                         (xxi)  Bulk Transfer Laws.  The transfer,
               assignment and conveyance of the Receivable and Receivable Files by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any appli-cable jurisdiction.

                    SECTION 2.3. Warranties as to the Receivables in the Aggregate and Actions of the Sellers. The Sellers hereby make the following warranties jointly and several-ly as to the Receivables conveyed by them to the Trust hereunder to the Trustee and the Certificateholders. Unless otherwise indicated, such warranties shall speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables and the other Trust Property to the Trust.

                         (i)  Amounts.  The aggregate Cut-Off Date
               Principal Balances of the Receivables are equal to the Initial Pool Balance.

                         (ii)  Individual Characteristics.  The
               Receivables have the following individual character-istics as of the close of business of the Servicer on the Cut-Off Date: (a) the obligations of the Obligors on the Receivables are secured by security interests in new or used automobiles, vans or light-duty trucks; (b) each Receivable has a Contract Rate of at least ___% and not more than ___%; (c) each Receivable had a remaining maturity of not less than [12] months and not more than __ months; (d) each Receivable had a Cut-Off Date Principal Balance of not less than $_____ and not more than $_____; (e) no Receivable was more than thirty (30) days delin-quent as of the Cut-Off Date; (f) no Financed Vehi-cle had been repossessed as of the Cut-Off Date; (g) No Receivable is a Defaulted Receivable; (h) each Receivable is a retail motor vehicle installment sales contract; (i) each Receivable provides for allocation of payments between principal and inter-est by the Simple Interest Method; and (j) each Receivable is not related to a Motor Vehicle that is the subject of forced-placed insurance. The Receiv-ables were selected utilizing selection procedures that were not adverse to the Certificateholders.

                         (iii)  Aggregate Characteristics.  The
               Receivables had the following characteristics in the aggregate as of the Cut-Off Date: (a) approximately __% of the Initial Pool Balance was attributable to loans for purchases of new Financed Vehicles, and approximately __% of the Initial Pool Balance was attributable to loans for purchases of used Financed Vehicles; (b) the weighted average Contract Rate of the Receivables was approximately ____%; (c) there were _____ Receivables; (d) the average Cut-Off Date Principal Balance was approximately $_____; and (e) the weighted average original term and weighted average remaining term of the Receivables were approximately _____ months and _____ months, respec-tively.

                         (iv)  Computer Tape.  The Computer Tapes
               were complete and accurate as of the Cut-Off Date and include a description of the same Receivables that are described in the Schedule of Receivables.

                         (v)  Marking Records.  By the Closing
               Date, the Sellers will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that such Receivables constitute part of the Trust Prop-erty and are owned by the Trust in accordance with the terms of the trust created hereunder.

                         (vi)  No Assignment.  As of the Closing
               Date, none of the Sellers shall have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies, the Dealer Agreements the Dealer Assignments or payments due under the Receivables that is senior to, or equal with, that of the Trust.

                    SECTION 2.4. Repurchase upon Breach. Each of the Sellers, the Servicer and the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach or failure to be true of the warranties (including in the case of Sections 2.2(iii), (x), (xvi) and (xix) any breach or failure which would have occurred if such warranty had not been made to the knowledge of the Sellers) made by the Sellers pursuant to Section 2.2 or Section 2.3. Unless the breach or failure shall have been cured by the last day of the Collection Period which includes the 60th day after the date on which a Seller becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, the affected Seller shall repurchase from the Trustee any Receivable the interests of the Trust and the Certificateholders in which is materially and adversely affected by the breach or fail-ure, on the Deposit Date immediately following such Collection Period; provided, however, that if such breach or failure occurs solely as a result of NationsBank, N.A.'s practice of retaining original Motor Vehicle loan documents only in microfilm form, NationsBank, N.A. shall not be required to repurchase any such Receivables unless the Dealer with respect to such Receivable becomes the subject of any bankruptcy, insolvency or similar proceed-ings and the trustee in bankruptcy, conservator, receiver or other similar official or a creditor of such Dealer asserts that NationsBank, N.A. did not have, or the Trust does not have, a first priority perfected ownership interest in such Receivable as a result of such practice. Any breach of a representation relating to the status of a Receivable as a Simple Interest Receivable or the Contract Rate of a Receivable shall be deemed to materi-ally and adversely affect the Certificateholders. In consideration of the purchase of a Receivable hereunder, the related Seller shall remit the Purchase Amount of such Receivable, no later than the close of business (New York time) on the applicable Deposit Date, in the manner specified in Section 4.3. Except as provided in Section 7.2, the sole remedy of the Trust, the Trustee, or the Certificateholders with respect to a breach or failure to be true of the warranties made by a Seller pursuant to
          Section 2.2 or Section 2.3 shall be to require such Seller to repurchase any Receivables subject to such breach pursuant to this Section 2.4.

                    SECTION 2.5. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of this Agreement, revocably appoints the Servicer and the Servicer accepts such appointment, it being understood that the Servicer shall appoint its Affiliate NSI, on behalf of the Servicer, as agent, to act as custodian on behalf of the Trustee of the following documents or instruments, which are hereby constructively delivered to the Trustee with respect to each Receivable (collectively, a "Receivable File"):

                    (i) the original of the Receivable in all cases
               in which an original exists;

                    (ii) any documents evidencing the existence of
               any Insurance Policies;

                    (iii) copies of the original credit applica-
               tion;

                    (iv) either (x) the original certificate of
               title, or such other documents as the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle or the efforts (in-cluding the proof of application for notice of lien or other evidence of such security interest) made by the Seller to perfect such security interest; or (y) with respect to jurisdictions in which the certifi-cate of title or other evidence of ownership is not issued to the holder of a lien, evidence of the Seller's security interest in the Financed Vehicle (or the efforts made by the Seller to perfect such security interest (including the proof of applica-tion for notice of lien or other evidence of such security interest)), in each case issued by the appropriate governmental agency of the state in which such Financed Vehicle is registered;

                    (v)  electronic entries or originals or true
               copies of all documents, instruments or writings relating to extensions, amendments or waivers of the Receivable; and

                    (vi) any and all other documents or electronic
               records that the Seller or Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to the Receivable, the Obligor or the Financed Vehicle.

                    SECTION 2.6.  Duties of Servicer as Custodian.
          (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold, or cause its Affiliate NSI to hold, the Receivable Files on behalf of the Trustee for the benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, re-cords, and computer systems pertaining to each Receivable as shall enable the Servicer and the Trustee to comply with the terms and provisions of this Agreement applica-ble to it. In performing its duties as custodian hereun-der, the Servicer and its Affiliate NSI shall act with reasonable care, exercising the degree of skill and care that the Servicer and NSI exercises with respect to similar motor vehicle receivables owned and/or serviced by it and that is consistent with industry standards.
          The Servicer shall implement and maintain written poli-cies and procedures with respect to the handling and custody of the Receivable Files, so that the integrity and physical possession of the Receivable Files shall be maintained, and, in general, shall attend to all details in connection with maintaining custody of the Receivable Files as agent of the Trustee, for the benefit of the Trust and the Certificateholders. The Servicer shall also maintain a current inventory of the Receivables and conduct, or cause to be conducted, periodic audits (to the extent required by Section 3.11) of the Receivable Files held by it (or its Affiliates) under this Agreement and the related accounts, records, and computer systems, and shall otherwise maintain (or cause to be maintained) the Receivable Files in such a manner as shall enable the Trustee to verify, if the Trustee so elects, the accuracy of the record keeping of the Servicer (or its Affili-ates); provided, however, nothing in this Agreement shall be construed to require the Trustee to verify the accura-cy of the record keeping of the Servicer. The Servicer shall promptly report to the Trustee any failure to hold the Receivable Files and maintain the accounts, records, and computer systems as herein provided, and the Servicer shall promptly take appropriate action to remedy any such failure.

                    (b) Maintenance of and Access to Records. The Servicer shall maintain (or cause to be maintained) each Receivable File at the location specified in Schedule B to this Agreement, or at such other office of the Servicer or an Affiliate within the states of North Carolina or Texas (or, in the case of any successor Servicer, within the state in which its principal place of business is located) as shall be specified to the Trustee by thirty (30) days' prior written notice. The Servicer shall make available to the Trustee or its Authorized Officers (or, when requested in writing by the Trustee, to its attorneys or auditors) and to Certifi-cateholders (for legitimate business purposes relating to the Trust) the Receivable Files and the related accounts, records, and computer systems maintained by the Servicer at such times during the normal business hours of the Servicer as the Trustee shall reasonably instruct.

                    (c)  Release of Documents.  Upon written in-
          structions from the Trustee, the Servicer shall release (or cause to be released) any document in the Receivable Files to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon thereafter as is practicable. Any document so released shall be handled by the Trustee with due care and returned to the Servicer for safekeeping as soon as the Trustee or its agent or designee, as the case may be, shall have no further need therefor.

                    (d) Title to Receivables. The Servicer agrees that, in respect of any Receivable held by it as custodi-an hereunder, the Servicer will not at any time have or in any way attempt to assert any interest in such Receiv-able (other than its interest in the Supplemental Servic-ing Fee) or the related Receivable File, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of the Trust and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Trust.

                    SECTION 2.7. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Autho-rized Officer of the Trustee. A certified copy of ex-cerpts of By-Laws or certain resolutions of the Board of Directors of the Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by such Servicer of written notice to the contrary given by the Trustee.

                    SECTION 2.8. Custodian's Indemnification. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Trustee, its officers, directors, employees and agents and the Certificateholders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (in-cluding legal fees if any) of any kind whatsoever that may be imposed on, incurred, or asserted against the Trustee or the Certificateholders as the result of any act or omission relating to the maintenance and custody of the Receivable Files; provided, however, that the Servicer shall not be liable hereunder to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, or negli-gence of the Trustee.

                    SECTION 2.9. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cut-Off Date and shall continue in full force and effect until terminated pursuant to this
          Section 2.9.  If the Servicer resigns as a Servicer under
          Section 8.5, or if all of the rights and obligations of a Servicer shall have been terminated under Section 9.1, the appointment of the Servicer as custodian hereunder may and shall at the direction of the Holders of Certifi-cates evidencing not less than a majority of the aggre-gate outstanding principal balance of the [Class A] Certificates [and the Class B Certificates] taken togeth-er as a single class (the "Majority Holders"), be termi-nated by the Trustee in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 9.1. The Trustee, at the direction of the Majority Holders, may terminate the Servicer's appointment as a custodian hereunder at any time with cause, or with thirty (30) days' prior notice without cause, upon written notification to the Servicer. As soon as practicable after any termination of such appointment the Servicer, at the Servicer's expense, shall deliver or cause to be delivered, the Receivable Files to the Trustee, the Trustee's agent or the Trustee's designee at such place or places as the Trustee may reasonably designate. Notwithstanding any termina-tion of the Servicer as custodian hereunder (other than in connection with a termination resulting from the termination of the Servicer, as such, pursuant to Section 9.1), the Trustee agrees that, from and after the date of such termination, and for so long as the Servicer is acting as Servicer pursuant to this Agreement, the Trust-ee shall provide, or cause the successor custodian to provide, reasonable and customary access to the Receiv-able Files to the Servicer, at such times as the Servicer shall request, for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder and upon the Servicer providing to the Trustee a request for release in such form as may be agreed to between the Servicer and the Trustee.


                                 ARTICLE III

          ADMINISTRATION AND SERVICING OF THE TRUST PROPERTY

                    SECTION 3.1.  Duties of Servicer.  (a)  The
          Servicer, acting alone and/or through subservicers as provided in this Section 3.1, shall administer the Re-ceivables serviced by it with reasonable care. The Servicer's duties shall include, but not be limited to, the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state, or local governmental authorities, investigating delinquencies, furnishing monthly and annual statements to the Trustee with respect to distributions and provid-ing collection and repossession services in the event of Obligor default. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements and the Insurance Policies, to the extent that such Dealer Agreements and Insurance Policies relate to the Receiv-ables, the Financed Vehicles or the Obligors. In per-forming its duties as Servicer hereunder, the Servicer will exercise that degree of skill and care that the Servicer exercises with respect to similar motor vehicle receivables owned and/or serviced by the Servicer and that is consistent with prudent industry standards. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust-ee to execute and deliver, on behalf of itself, the Trust, the Trustee, and the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accordance with this Agreement; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction or as other-wise required by law, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance (including accrued inter-est) of any Receivable from the Obligor, except in con-nection with a de minimis deficiency which the Servicer would not attempt to collect in accordance with its customary procedures. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer, which assignment shall be solely for purposes of collection. The Trustee shall execute and deliver to the Servicer any powers of attor-ney and other documents or instruments prepared by and at the expense of the Servicer which are necessary or appro-priate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                    From time to time during the term of this Agreement, the Servicer may enter into agreements with one or more Affiliates for the servicing and administra-tion of certain of the Receivables; provided, however, that any such subservicer shall be and shall remain, for so long as it is acting as subservicer, an Eligible Servicer, and any fees paid to such subservicer shall be paid by the Servicer and not out of the proceeds of the Trust, and any such subservicer shall agree to service the Receivables in a manner consistent with the terms of this Agreement.

                    (b)  References in this Agreement to actions
          taken, to be taken, permitted to be taken, or restric-tions on actions permitted to be taken by the Servicer in servicing the Receivables and other actions taken, to be taken, permitted to be taken, or restrictions on actions to be taken with respect to the Trust Property shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by a subservicer on behalf of a Servicer and references herein to payments or Recoveries received by a Servicer shall include payments or Recoveries received by a subservicer, irrespective of whether such payments or Recoveries are actually deposited in the Certificate Account by such subservicer.

                    (c) The Servicer shall be entitled to termi-nate any subservicing agreement in accordance with the terms and conditions of such subservicing agreement and without any limitation by virtue of this Agreement; provided, however, that, in the event of termination of any subservicing agreement by the Servicer, the Servicer shall either act directly as servicer of the related Receivable or enter into a subservicing agreement with a successor subservicer which will be bound by the terms of the related subservicing agreement.

                    (d) As a condition to the appointment of any subservicer other than an Affiliate of a Seller, the Servicer shall notify the Trustee and the Rating Agencies in writing before such assignment becomes effective and such subservicer shall be required to execute and deliver an instrument in which it agrees that, for so long as it acts as subservicer of the Receivables and the other Trust Property being serviced by it, the covenants, conditions, indemnities, duties, obligations and other terms and provisions of this Agreement applicable to the Servicer hereunder shall be applicable to it as subservicer, that it shall be required to perform its obligations as subservicer for the benefit of the Trust as if it were Servicer hereunder (subject, however, to the right of the Servicer to direct the performance of such obligations in accordance with this Agreement) and that, notwithstanding any provision of a subservicing agreement to the contrary, such subservicer shall be directly liable to the Trustee and the Trust (notwith-standing any failure by the Servicer to perform its duties and obligations hereunder) for the failure by such subservicer to perform its obligations hereunder or under any subservicing agreement, and that (notwithstanding any failure by a Servicer to perform its respective duties and obligations hereunder) the Trustee may enforce the provisions of this Agreement and any subservicing agree-ment against the subservicer for the benefit of the Trust and the Certificateholders, without diminution of such obligations or liabilities by virtue of any subservicing agreement, by virtue of any indemnification provided thereunder or by virtue of the fact that the Servicer is primarily responsible hereunder for the performance of such duties and obligations, as if a subservicer alone were servicing and administering, under this Agreement, the Receivables and the other Trust Property being ser-viced by it under the subservicing agreement. Any such subservicer shall agree that it has no rights (including but not limited to, rights to compensation and indemnity) against the Trust.

                    (e)  Notwithstanding any subservicing agree-
          ment, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer or a subservicer or reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Trust, the Trustee and the Certificate-holders for the servicing and administering of the Re-ceivables and the other Trust Property serviced by it in accordance with the provisions of this Agreement (includ-ing for the deposit of payments and Recoveries received by a subservicer, irrespective of whether such payments or Recoveries are actually remitted to the Servicer or deposited in the Certificate Account by such subservicer; provided, however, that if such amounts are so deposited, the Servicer shall have no further obligation to do so) without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from a subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables and the other Trust Property. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                    (f)  In the event the Servicer shall for any
          reason no longer be acting as such (including by reason of the occurrence of any of the Events of Servicing Termination), the successor Servicer may, in its discre-tion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the outgoing Servicer as a party to such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligation on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon request of the Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such subservicing agreement and the Receivables and the other Trust Property then being serviced thereunder and an accounting of amounts collected and held by it and other-wise use its commercially reasonable efforts to effect the orderly and efficient transfer of the subservicing agreement to the successor Servicer. In the event that the successor Servicer elects not to assume a subservicing agreement, the outgoing Servicer, at its expense (and not at the expense of the Trust), shall terminate such subservicing agreement and shall cause the subservicer to deliver to the successor Servicer all documents and records relating to the Receivables and the other Trust Property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its commercially reasonable efforts to effect the orderly and efficient transfer of servicing of the Receivables and the other Trust Property being ser-viced by such subservicer to the successor Servicer. The relationship of the Servicer (and of any successor to the Servicer as servicers under this Agreement) to the Trust-ee under this Agreement is intended by the parties to be that of independent contractors and not that of joint venturers, partners or agents of the Trustee.

                    SECTION 3.2.  Collection of Receivable Pay-
          ments; Credit Deferrals. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and otherwise act with respect to the Receivables, the Dealer Agreements, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, in accordance with the standard of care required by Section 3.1. Other than as explicitly permitted in Section 3.2(b) below, the Servicer will not increase or decrease the number or amount of any Sched-uled Payment, or the Amount Financed under a Receivable or the Contract Rate of a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable, release collateral securing a Receivable, or otherwise modify, waive, or consent to any change in any material term of a Receivable.

                    (b)  Notwithstanding the foregoing, the
          Servicer may grant to an Obligor one or more payment deferrals of all or a portion of a Scheduled Payment (each, a "Credit Deferral") if (i) the Servicer deter-mines that, absent such deferral, a payment default by the Obligor is reasonably foreseeable; (ii) the Servicer would grant such Credit Deferral if the Receivable were serviced by it for its own account and in accordance with its customary standards; (iii) the cumulative extensions with respect to any Receivable (A) shall not cause the term of such Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date and (B) shall not exceed 50% of the original term of any Receivable; and (iv) interest continues to accrue on the outstanding principal balance of the Receivable during the term of such Credit Defer-ral. In the event that the Servicer fails to comply with the provisions of the preceding sentence, the Servicer shall be required to purchase the Receivable or Receiv-ables affected thereby, for the Purchase Amount, in the manner specified in Section 3.7 as of the close of the Collection Period in which such failure occurs.

                    SECTION 3.3. Realization upon Receivables. On behalf of the Trust, the Servicer shall charge off a Receivable as a Defaulted Receivable no later than 120 days from a first date of delinquency (unless such delin-quency shall have subsequently been cured in accordance with the Servicer's customary servicing practices); provided, however, that in the event of (a) a bankruptcy filing under federal law; (b) a bankruptcy or similar filing under state law; and/or (c) the repossession and sale of a Financed Vehicle, the Servicer shall charge off a Receivable as a Defaulted Receivable no later than 210 days from the first date of delinquency; and provided, further, that the Servicer shall use its best efforts to repossess and liquidate the Financed Vehicle securing any Receivable as soon as it determines that a Receivable is uncollectible in accordance with the Servicer's customary servicing practices, subject to and in accordance with the standard of care required by Section 3.1. In taking any such actions, the Servicer shall follow such custom-ary and usual practices and procedures as it shall deem necessary or advisable in its servicing of motor vehicle receivables, and as are otherwise consistent with the standard of care required under Section 3.1, which shall include the exercise of any rights of recourse to Dealers under the Dealer Agreements (or rights to compel repur-chase against third Persons) and selling the Financed Vehicle at public or private sale. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Fi-nanced Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses (which, in any event, shall not be unreasonable).

                    If, in any enforcement suit or legal proceed-ing, it is held that a Seller or the Servicer, as the case may be, may not enforce any Receivable on the ground that it shall not be a real party in interest or a Person entitled to enforce the Receivable, the Trustee shall, at the expense of such Seller or the Servicer, as the case may be, take such steps as such Seller or the Servicer, as the case may be, deems necessary to enforce the Re-ceivable, including bringing suit in the Trustee's name or the names of the Certificateholders.

                    If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assign-ment from the Trustee to the Servicer of the rights of the Trust under such Dealer Agreement. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce the Trust's rights under a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, the Trustee, at the Servicer's expense, or the applicable Seller, at such Seller's expense, shall take such steps as the Servicer deems necessary to en-force the Dealer Agreement, including bringing suit in its name or the names of the Certificateholders.

                    SECTION 3.4. Physical Damage Insurance. The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assign-ment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trustee, on behalf of the Trust, at the Servicer's expense, or the related Seller, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, includ-ing bringing suit in its name and/or the names of the Certificateholders.

                    SECTION 3.5. Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with the standard of care required under Section 3.1, shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle for the benefit of the Trust. The Trustee, on behalf of the Trust, hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of the Trust. If there has been an Event of Servicing Termination (or the occurrence of an event specified in clause (iii) or (iv) of Section 9.1(a) with respect to a Seller), the Servicer, at its expense, shall promptly and duly execute and deliver such documents and instruments, and take such other actions as may be necessary, as evidenced by an Opinion of Counsel delivered to the Trustee, to perfect the Trust's interest in the Trust Property against all other Persons, includ-ing the delivery of the Receivables and the Receivable Files to the Trustee, its agent, or its designee, the endorsement and delivery of the Insurance Policies or the notification of the insurers thereunder, the execution of transfer instruments, and the endorsement to the Trustee and the delivery of the certificates of title to the Financed Vehicles to the appropriate department or de-partments of motor vehicles (or other appropriate govern-mental agency).

                    SECTION 3.6.  Covenants of the Servicer.  The
          Servicer makes the following covenants to the Trustee and the Certificateholders:

                    (i) Security Interest to Remain in Force. The Financed Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as con-templated herein.

                    (ii)  No Impairment.  The Servicer will not
               (nor will it permit any subservicer to) impair in any material respect the rights of the Certificate-holders in the Receivables, the Dealer Agreements or the Insurance Policies or, subject to clause (iii) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust and the Certificateholders hereunder would be materially adversely affected.

                    (iii)  Amendments.  The Servicer will not
               increase or decrease the number or amount of Sched-uled Payments or the Amount Financed under a Receiv-able, or extend, rewrite or otherwise waive, amend, or modify any material term of a Receivable, except in accordance with the restrictions set forth in
               Section 3.2.

                    SECTION 3.7.  Purchases by Servicer upon
          Breach. Each Seller, the Servicer and the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach by the Servicer of its covenants under Section 3.6. Unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, the Servicer shall pur-chase the Receivable or Receivables materially adversely affected thereby on the immediately succeeding Deposit Date; provided, however, that in the case of a breach of the covenant contained in Section 3.6(iii), the Servicer shall be obligated to purchase the affected Receivable or Receivables on the Deposit Date immediately succeeding the Collection Period during which the Servicer becomes aware of, or receives written notice of, such breach (which in all cases shall be deemed to have a material adverse effect on the Certificateholders). In consider-ation of the purchase of a Receivable hereunder, the Servicer shall remit the Purchase Amount of such Receiv-able in the manner specified in Section 4.3. Except as provided in Section 8.2, the sole remedy of the Trust, the Trustee, or the Certificateholders against the Servicer with respect to a breach pursuant to Section 3.6 shall be to require the Servicer to repurchase Receiv-ables pursuant to this Section 3.7.

                    SECTION 3.8. Servicing Compensation. On each Distribution Date, the Servicer shall be paid its Servic-ing Fee for such Distribution Date and any unpaid Servic-ing Fees from prior Distribution Dates to the extent of funds available therefor in accordance with the provi-sions of Section 4.5. The Servicing Fee in respect of a Collection Period (together with any portion of a Servic-ing Fee that remains unpaid from prior Distribution Dates) may, at the option of the Servicer, be paid at or as soon as possible after the beginning of such Collec-tion Period out of the first collections received on the Receivables during such Collection Period. In addition, notwithstanding any other provision of this Agreement, the Servicer shall (i) retain any late fees or other fees and charges collected on Receivables during a Collection Period and (ii) be paid any interest earned during a Collection Period on deposits in the Accounts of Collec-tions on the Receivables (collectively, the "Supplemental Servicing Fee"). The Servicer shall be required to pay all expenses incurred by it in connection with its activ-ities hereunder (including fees and expenses of the Trustee and its counsel (and any custodian appointed by the Trustee) and independent accountants, any subservicer, taxes imposed on the Servicer or any subservicer, and expenses incurred in connection with distributions and reports to Certificateholders) except expenses incurred in connection with realizing upon Receivables under Section 3.3. No transfer, sale, pledge or other disposition of the Servicer's right to receive all or any portion of the Servicing Fee or Supplemental Servicing Fee shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to one or more succes-sor Servicers in connection with the assumption by any such successor Servicer of the duties hereunder pursuant to Section 9.2 and all (and not a portion) of the Servic-ing Fee and Supplemental Servicing Fee is transferred to any such successor Servicer.

                    SECTION 3.9. Servicer's Report. On or before the Determination Date immediately preceding each Distri-bution Date, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer substantially in the form of Exhibit C hereto (each, a "Servicer's Certifi-cate") containing all information necessary to make the distributions pursuant to Section 4.5, and all informa-tion necessary for the Trustee to send statements to Certificateholders pursuant to Section 4.7.

                    SECTION 3.10. Annual Statement as to Compli-ance. (a) The Servicer shall deliver to the Trustee, on or before [January 31] of each year, commencing [January 31, 1997], an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or shorter period, in the case of the first such Officer's Certificate) and of its performance of its obligations under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has, or has caused to be, fully performed its obligations under this Agreement throughout such year (or shorter period, in the case of the first such certificate), or, if there has been a material default in the performance of any such obligation, speci-fying each such default known to such officer and the nature and status thereof.

                    (b) The Servicer shall deliver to the Trustee, promptly upon having knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which constitutes or, with the giving of notice or lapse of time, or both, would become, an Event of Servicing Termi-nation under Section 9.1.

                    SECTION 3.11.  Independent Certified Public
          Accountants' Reports. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer and the Sellers) to deliver to the Trustee on or before [August 31] of each year commencing [August 31, 1996], a report to the effect that such firm has conducted an examination, substantial-ly in compliance with attestation standards established by the American Institute of Certified Public Accoun-tants, of certain documents and records relating to the servicing procedures under this Agreement and that, on the basis of such examination, such firm is of the opin-ion that such servicing was conducted in compliance with the sections of this Agreement with which independent public accountants generally possess adequate profession-al knowledge and which are reasonably subject to positive assurance by them, except for such exception as they believe to be immaterial and such other exceptions as shall be set forth in such report.

                    SECTION 3.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide the Trustee and the Certificateholders with access to the Receivable Files (in the case of the Cer-tificateholders, only where the Certificateholder shall be required by applicable statutes or regulations to have access to such documentation). Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at an office of the Servicer reasonably designated by the Servicer. Nothing in this Section 3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting dis-closure of information regarding the Obligors, and the failure of a Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section. Any Certificateholder, by its accep-tance of a Certificate, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential, except as may be required by appli-cable law.

                    SECTION 3.13. Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                    SECTION 3.14. Reports to the Rating Agencies. The Servicer shall deliver to each Rating Agency, at such address as each Rating Agency may request, a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and, if any subservicer is not an Affiliate of the Seller, any subservicing agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.

                                  ARTICLE IV

                       DISTRIBUTIONS; RESERVE ACCOUNT;
                       STATEMENTS TO CERTIFICATEHOLDERS

                    SECTION 4.1.  Establishment of Accounts.
          (a) (i) The Trustee, on behalf of the Trust and for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee one or more Eligible Deposit Accounts (the "Certificate Account"), entitled
          Certificate Account,          as trustee for the benefit
          of the Certificateholders of the NationsBank Auto Grantor Trust 199 - . The Trustee, on behalf of the Trust and for the benefit of the [Class A] Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "[Class A] Distribution Account"), entitled [Class A] Distribution Account, as trustee, for the benefit of the [Class A] Certifi-cateholders of the NationsBank Auto Grantor Trust 199 - . [The Trustee, on behalf of the Trust and for the benefit of the Class B Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Class B Distribution Account"), entitled
          Class B Distribution Account,         as trustee for the
          benefit of the Class B Certificateholders of the NationsBank Auto Grantor Trust 199 - .]

                    (ii) Funds on deposit in the Accounts shall be invested by the Trustee in Permitted Investments selected by the Servicer; provided, however, it is understood and agreed that neither the Trustee nor the Trust shall be liable for any loss or charge arising from such invest-ment in Permitted Investments but any such loss or charge shall be paid by the Servicer. All such Permitted In-vestments shall be held by the Trustee for the benefit of the beneficiaries of the applicable Account; provided, however, that on each Distribution Date, all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be withdrawn from the Accounts at the direction of the Servicer and paid to the Servicer. Funds on deposit in the Accounts with respect to any Collection Period shall be invested in Permitted Investments that will mature so that all funds (including both principal and interest) will be available at the close of business on the Deposit Date following such Collection Period. Funds deposited in an Account on a Deposit Date which immediately precedes a Distribution Date upon the maturity of any Permitted Investments are not required to be (but may be) invested overnight.

                    (iii)  The Trustee shall possess all right,
          title and interest in all funds on deposit from time to time in the Accounts, and all such funds shall be part of the Trust Property. The Accounts shall be under the sole dominion and control of the Trustee. If, at any time, any of the Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency shall consent) establish a new Account as an Eligible Deposit Account and shall transfer any cash and/or any investments that are in the existing Account which is no longer an Eligible Deposit Account to such new Account.

                    (iv)  With respect to the Account Property in
          respect of any Account, the Trustee agrees that:

                         (A)  any Account Property that is held in
               deposit accounts shall be held solely in an Eligible Deposit Account; and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

                         (B)  any Account Property that constitutes
               Physical Property shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the Relevant UCC) acting solely for the Trustee;

                         (C)  any Account Property that is a book-
               entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry regis-tration of such Account Property as described in paragraph (b) of the definition of "Delivery"; and

                         (D)  any Account Property that is an
               "uncertificated security" under Article 8 of the Relevant UCC and that is not governed by clause (C) above shall be maintained by the Trustee, pending maturity or disposition, through continued registra-tion of the Trustee's (or its nominee's) ownership of such security.

                    (v) The Servicer shall have the power, revoca-ble by the Trustee, to instruct the Trustee to make withdrawals and payments from the Accounts for the pur-pose of permitting the Servicer to carry out its duties hereunder or permitting the Trustee to carry out its duties.

                    [(b) (i) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the
          name of        , as Collateral Agent, an Eligible Deposit
          Account (the "Reserve Account"), which account shall be
          entitled Reserve Account,        as trustee for the
          benefit of Certificateholders of the NationsBank Auto Grantor Trust 199 - and shall clearly indicate that such account has been pledged to the Collateral Agent for the benefit of the Certificateholders. The Reserve Account shall not be property of the Trust.

                    [(ii) Funds on deposit in the Reserve Account shall be invested by the Collateral Agent in Permitted Investments selected by the Servicer; provided, however, it is understood and agreed that the Collateral Agent shall not be liable for any loss or charge arising from such investment in Permitted Investments. All such Permitted Investments shall be held by the Collateral Agent for the benefit of the Certificateholders; provid-ed, however, that on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be withdrawn from the Reserve Account at the direction of the Servicer and paid to the Servicer on behalf of the Sellers. Funds on deposit in the Reserve Account shall be invested in Permitted Investments that will mature so that all funds (including both principal and interest) will be available at the opening of business on the next following Deposit Date; provided, however, that subject to satisfaction of the Rating Agency Condition and notice thereof to the Trustee and the Collateral Agent, all or a portion of such funds on deposit in the Reserve Account may be invested in Permitted Investments that mature later than such next following Deposit Date.

                    [(iii) The Reserve Account shall be under the sole dominion and control of the Collateral Agent. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, the Servicer shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent, notice of which consent shall be furnished to the Trustee and Collateral Agent) establish a new Reserve Account as an Eligible Deposit Account and shall transfer any cash and/or any investments that are in the existing Account which is no longer an Eligible Deposit Account to such new Reserve Account.

                    [(iv) With respect to the Account Property in respect of the Reserve Account, the Collateral Agent agrees that:

                         (A)  any Account Property that is held in
               deposit accounts shall be held solely in an Eligible Deposit Account; and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Collateral Agent, and the Collat-eral Agent shall have sole signature authority with respect thereto;

                         (B)  any Account Property that constitutes
               Physical Property shall be held, pending maturity or disposition, solely by the Collateral Agent or a financial intermediary (as such term is defined in Section 8-313(4) of the Relevant UCC) acting solely for the benefit of the Certificateholders;

                         (C)  any Account Property that is a book-
               entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be maintained by the Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph (b) of the definition of Delivery; and

                         (D)  any Account Property that is an
               "uncertificated security" under Article 8 of the Relevant UCC and that is not governed by clause (C) above shall be maintained by the Collateral Agent, pending maturity or disposition, through continued registration of the Collateral Agent's (or its nominee's) ownership of such security.

                    [(v) The Servicer shall have the power, revo-cable by the Collateral Agent, to instruct the Collateral Agent to make withdrawals and payments from the Reserve Account for the purpose of permitting the Servicer to carry out its duties hereunder.

                    [(vi) Each of the Sellers (and any successor to a Seller in accordance with Section 7.3) and the Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be determined to be necessary, in order to perfect the interests created by this Section 4.1(b) and other-wise effectuate the purposes, terms and conditions of this Section 4.1(b).]

                    SECTION 4.2.  Collections.  (a)  Subject to
          subsections (b) and (c) below and Section 3.8, the Servicer shall remit to the Certificate Account all payments by or on behalf of the Obligors on the Receiv-ables, including all Liquidation Proceeds and Recoveries received by the Servicer during any Collection Period, as soon as practicable, but in no event after the close of business on the second Business Day after receipt there-of.

                    (b) Notwithstanding the provisions of Section 4.2(a), if (i) the Servicer shall have the Required Rating or (ii) (A) the Servicer shall have obtained a letter of credit or surety bond (or other form of perfor-mance guaranty) in favor of the Trustee, on behalf of the Trust and the Certificateholders, providing that the Trustee may demand payment (up to the amount then avail-able thereunder) in the event that the Servicer fails to make any payment or deposit required hereunder and (B) the Rating Agency Condition shall be satisfied, the Servicer may deposit the amounts referred to in subsec-tion (a) above into the Certificate Account not later than the Deposit Date immediately succeeding the last day of the related Collection Period, for so long as the Servicer shall have the Required Rating or such letter of credit, surety bond or other form of performance guaranty is in full force and effect, as the case may be; provid-ed, however, that (i) if an Event of Servicing Termina-tion has occurred and is continuing, (ii) the Servicer has been terminated as such pursuant to Section 9.1 or
          (iii) the Servicer ceases to have the Required Rating (and the Servicer has not obtained a letter of credit, surety bond or other form of performance guaranty satis-fying the conditions specified above), the Servicer shall deposit such amounts (including any amounts then being held by the Servicer) into the Certificate Account as provided in Section 4.2(a). Notwithstanding the forego-ing, the provisions of the proviso to the preceding sentence shall not be applicable to a successor Servicer solely by reason of the occurrence of an event specified in clauses (i), (ii) and (iii) of such proviso with respect to the outgoing Servicer. Following the occur-rence of an event specified in clauses (i), (ii) or (iii) of the proviso to the second preceding sentence, on a monthly basis, all Collections, Liquidation Proceeds and Recoveries shall be segregated by book-entry or other form of identification on the Servicer's books and re-cords and identified as the property of the Trust. The Servicer shall promptly notify the Trustee in writing if it shall obtain or lose the Required Rating or the bene-fit of such letter of credit, surety bond or other form of performance guaranty.

                    (c) Notwithstanding the provisions of subsec-tions (a) and (b) hereof, the Servicer may retain, or will be entitled to be reimbursed, from amounts otherwise payable into, or on deposit in, the Certificate Account with respect to a Collection Period any amounts previous-ly deposited in the Certificate Account but later deter-mined to have resulted from mistaken deposits or postings or checks returned for insufficient funds, in each case, with respect to which the Servicer has not been previous-ly reimbursed hereunder. The amount to be retained or reimbursed hereunder shall not be included in Collections with respect to the related Distribution Date.

                    (d)  In those cases where a subservicer is
          servicing a Receivable, the Servicer shall cause the subservicer to remit to the Certificate Account as soon as practicable, but in no event later than the close of business on the second Business Day after receipt thereof by the subservicer (but subject to the [provisions of Section 4.2(b) applied with respect to such subservicer and the] limitations contained in Section 4.2(c) of this Agreement) the amounts referred to in Section 4.2(a) in respect of a Receivable being serviced by the subservicer.

                    SECTION 4.3.  Advances; Other Deposits.  (a)
          On each Deposit Date, the Servicer shall make a payment with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (i) the amount of interest due on such Receivable at its applica-ble Contract Rate as of its Due Date, assuming the pay-ment thereon was made on such Due Date (or as of the date that would have been its Due Date had the Obligor not paid such Receivable ahead by more than one month) over
          (ii) Interest Collections actually received by the Servicer as of the last day of such Collection Period with respect to such Receivable (each such payment, an "Advance"). If the amount specified in clause (ii) above with respect to a Receivable exceeds the amount specified in clause (i) above with respect to such Receivable, such excess amount shall be remitted to the Servicer to reim-burse the Servicer for previously unreimbursed Advances with respect to such Receivable; provided, however, that the Servicer shall not be entitled to reimbursement for an Advance resulting from a payment being made by or on behalf of the Obligor prior to the Due Date under the Receivable (a "Simple Interest Advance"). In addition, in the Event that a Receivable becomes a Defaulted Re-ceivable, Outstanding Advances of accrued unpaid interest thereon shall be reimbursed to the extent of Interest Collections with respect to such Receivable and, if such amounts are insufficient, from amounts on deposit in the Reserve Account. The Servicer shall not be required to make an Advance (other than a Simple Interest Advance) to the extent that the Servicer, in its sole discretion, determines that such Advance would not subsequently be recovered (whether from Interest Collections on such Receivables (including Liquidation Proceeds) or the Reserve Account). The Servicer shall not make any ad-vance with respect to principal of Receivables.

                    (b) The Servicer shall deposit in the Certifi-cate Account the aggregate Advances on the Receivables pursuant to Section 4.3(a). To the extent that the Servicer fails to make an Advance pursuant to Section 4.3(a) on the date required, the Servicer shall so notify the Trustee in writing specifying the amount of the Advance and the Receivable to which such Advance relates, and the Trustee shall withdraw such amount (or, if deter-minable, such portion of such amount as does not repre-sent advances for delinquent interest) from the Reserve Account and deposit such amount in the Certificate Ac-count.

                    (c) The Servicer and the Sellers shall deposit or cause to be deposited in the Certificate Account the aggregate Purchase Amount with respect to Purchased Receivables. All such deposits shall be made, in immedi-ately available funds, no later than the applicable Deposit Date.

                    SECTION 4.4. Net Deposits. The Servicer may make the remittances to be made by it pursuant to Section
          4.2 net of amounts to be distributed to it pursuant to
          Section 4.5 (but subject to the priorities set forth therein), for so long as (i) no Event of Servicing Termi-nation has occurred and is continuing and (ii) the Servicer has not been terminated as such pursuant to
          Section 9.1 hereof; provided, however, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and provided further that, if an error is made by the Servicer in calculating the amount to be deposited or retained by it and a shortfall in the amount deposited in the Certificate Account re-sults, the Servicer shall make a payment of the deficien-cy to the Certificate Account, immediately upon becoming aware, or receiving notice from the Trustee, of such error.

                    SECTION 4.5. Distributions. (a) On or before each Determination Date, the Servicer shall calculate all amounts to be deposited in the [Class A] Distribution Account [and the Class B Distribution Account], which calculations shall be set forth in the Servicer's Certif-icate delivered to the Trustee on or before such Determi-nation Date.

                    (b)  On each Distribution Date, after making
          the reimbursements to the Servicer of Outstanding Advanc-es pursuant to Section 4.3(a), the Trustee shall make the following deposits and distributions from the Certificate Account [and the Reserve Account], if necessary, based solely on the information contained in the Servicer's Certificate, to the extent of amounts available from the indicated sources, in the following priority:

                         (i)  to the Servicer, [first] from Avail-
               able Interest, [and then, if necessary, from the Available Reserve Amount,] any unpaid Servicing Fee owing to such Servicer for the related Collection Period and all unpaid Basic Servicing Fees from prior Collection Periods;

                         (ii)  to the [Class A] Distribution Ac-
               count, [first] from Available Interest, [then, if necessary, from the Available Reserve Amount, and finally, if necessary, from the Class B Percentage of Available Principal,] the [Class A] Interest Distribution for such Distribution Date; and

                         (iii)  to the [Class B] Distribution
               Account, [first] from Available Interest, [and then, if necessary, from the Available Reserve Amount,] the [Class B] Interest Distribution for such Distri-bution Date based solely on the information con-tained in the Servicer's Certificate.

          On each Distribution Date, the Trustee shall make the following deposits and distributions (based on the infor-mation contained in the Servicer's Certificate), to the extent of the portion of Available Principal, Available Interest [and the Available Reserve Amount] (to be ap-plied in that order of priority) remaining after the application of clauses (i), (ii) and (iii) above, in the following priority:

                         (iv)  to the [Class A] Distribution Ac-
               count, the [Class A] Principal Distribution for such Distribution Date;

                         [(v)  to the Class B Distribution Account,
               the Class B Principal Distribution for such Distri-bution Date];

                         [(vi)  to the Collateral Agent for deposit
               in the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance]; and

                         (vii)  to the Servicer for distribution to
               the Sellers.

                    (c) On each Distribution Date, all amounts on deposit in the [Class A] Distribution Account will be distributed to the [Class A] Certificateholders by the Trustee [and all amounts on deposit in the Class B Dis-tribution Account will be distributed to the Class B Certificateholders by the Trustee]. Except as provided in Section 11.1, payments under this paragraph shall be made to the Certificateholders by check mailed by the Trustee to each Holder's respective address of record (or, in the case of Certificates registered in the name of a Clearing Agency, or its nominee, by wire transfer of immediately available funds). To the extent that the Trustee is required to wire funds to the Certificatehold-ers from the [Class A] Distribution Account [or the Class B Distribution Account, as applicable], it shall request the bank maintaining the [Class A] Distribution Account [or the Class B Distribution Account, as applicable,] to make a wire transfer of the amount to be distributed and the bank maintaining the [Class A] Distribution Account [or the Class B Distribution Account, as applicable,] shall promptly deliver to the Trustee a confirmation of such wire transfer. To the extent that the Trustee is required to make payments to Certificateholders by check hereunder, it shall request the bank maintaining the [Class A] Distribution Account [or the Class B Distribu-tion Account, as applicable,] to provide it with a supply of checks to make such payments. The bank shall, if a request is made by the Trustee for a wire transfer by 9:00 A.M. (New York time) on any Distribution Date, wire such funds in accordance with such instructions by 10:00 A.M. (New York time) on such Distribution Date, and it will otherwise act in compliance with the provisions of this paragraph and the other provisions of this Agreement applicable to it as the bank maintaining the [Class A] Distribution Account [or the Class B Distribution Ac-count, as applicable]. The Servicer shall take all necessary action (including requiring an agreement to such effect) to ensure that any bank maintaining the [Class A] Distribution Account [or the Class B Distribu-tion Account, as applicable,] agrees to comply, and complies, with the provisions of this paragraph and the other provisions of this Agreement applicable to it as the bank maintaining the [Class A] Distribution Account [or the Class B Distribution Account, as applicable].

                    [SECTION 4.6. Reserve Account. On the Closing Date, the Sellers shall deposit the Reserve Account Initial Deposit into the Reserve Account. The Sellers hereby grant to the Collateral Agent for the benefit of the Certificateholders a security interest in and to the Reserve Account and any and all property credited thereto from time to time, including, but not limited to, Permit-ted Investments, to secure payment of the Certificates according to their terms. Amounts held from time to time in the Reserve Account will continue to be held by the Collateral Agent for the benefit of [Class A] Certifi-cateholders [and the Class B Certificateholders], but the Reserve Account shall not be an asset of the Trust. By acceptance of their Certificates or interest therein, Certificateholders and Certificate Owners shall be deemed
          to have appointed         as Collateral Agent.
          hereby accepts such appointment as Collateral Agent.

                    SECTION 4.7.  Statements to Certificateholders.
          (a) On each Determination Date, the Servicer shall provide to the Trustee (with a copy to the Rating Agen-cies) for the Trustee to forward to each Certificatehold-er of record a statement substantially in the form of Exhibit C setting forth at least the following informa-tion as to the Certificates to the extent applicable:

                         (i)  the amount of the distribution allo-
               cable to principal on the [Class A] Certificates
               [and the Class B Certificates];

                         (ii)  the amount of the distribution
               allocable to interest on the [Class A] Certificates [and the Class B Certificates];

                         (iii)  the amount of the distribution
               allocable to draws from the Reserve Account (if any), or payments in respect of any other credit or cash flow enhancement arrangement;

                         (iv)  the amount of the Basic Servicing
               Fee paid to the Servicer with respect to the related Collection Period;

                         (v)  the Class A Certificate Balance, the
               Class A Pool Factor, the Class B Certificate Balance and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported pursuant to clause (i) above;

                         (vi)  the Pool Balance as of the close of
               business of the Servicer on the last day of the preceding Collection Period;

                         (vii)  the amount of the aggregate Real-
               ized Losses, if any, for such Collection Period;

                         (viii) the Certificateholders' interest
          carryover shortfall and the Certificateholder's Principal carryover shortfall, if any, [in each case separately stated with respect to both the Class A Certificatehold-ers and the Class B Certificateholders,] after giving effect to the changes in such amounts since the proceed-ing Determination Date;]

                         (ix)  the aggregate Purchase Amount of
               Receivables repurchased by the Sellers or purchased by the Servicer;

                         (x)  the balance of the Reserve Account on
               such Distribution Date, after giving effect to changes therein on such Distribution Date; and

                         (xi)  the Specified Reserve Account Bal-
               ance as of the close of business on such Distribu-tion Date.

          Each amount set forth pursuant to clauses (i), (ii) and
          (iv) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of a Certificate.

                    Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Servicer shall furnish a report to the Trust and the Trustee shall furnish, or cause to be furnished, to each Person who at any time during such calendar year shall have been a Certificate-holder, a statement based upon such report as to the sum of the amounts determined in clauses (i) and (ii) above for such calendar year, or, in the event such Person shall have been a Certificateholder during a portion of such calendar year, for the applicable portion of such year, and such other information as is available to the Servicer as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their federal income tax returns.

                    The Trustee shall provide copies of the state-ments and reports specified above in the this Section 4.7, as well as copies of the Servicer's Certificates, annual statements and accountant's reports delivered pursuant to Sections 3.9, 3.10 and 3.11, to any Certifi-cate Owner requesting such information in writing; pro-vided, however, that the Trustee may require any such Certificate Owner to pay for the costs of copying and mailing (or otherwise delivering) such information.


                                  ARTICLE V

                                  [Reserved]


                                  ARTICLE VI

                               THE CERTIFICATES

                    SECTION 6.1.  The Certificates.  The Trustee
          shall, upon written order or request signed in the name of the Sellers by one of each Seller's officers autho-rized to do so and delivered to an Authorized Officer of the Trustee, execute on behalf of the Trust, authenticate and deliver the Certificates to or upon the order of the Sellers in the aggregate principal amount and denomina-tions as set forth in such written order or request. The Certificates shall be issuable in denominations of $1,000 and integral multiples thereof; provided, however, that one [Class A] Certificate [and one Class B Certificate] may be issued in a denomination that represents the residual amount of the Initial [Class A] Certificate Balance [and the Initial Class B Certificate Balance, respectively]. Upon initial issuance, the [Class A] Certificates [and the Class B Certificates] shall be in the form of Exhibit A [and Exhibit B, respectively], which [are][is] incorporated by reference herein, and shall be issued as provided in Section 6.8, in an aggre-gate amount equal to the Initial [Class A] Certificate Balance [and the Initial Class B Certificate Balance, respectively]. The Certificates shall be executed by the Trustee on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Trustee under the Trustee's seal imprinted thereon and attested by the manual or facsimile signature of an Authorized Officer of the Trustee. Certificates bearing the manual or facsimi-le signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust, shall be valid and binding obliga-tions of the Trust, notwithstanding that such individuals shall have ceased to be so authorized prior to the au-thentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                    SECTION 6.2. Authentication of Certificates. No Certificate shall entitle the Holder thereof to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially in the form set forth in the form of Certificate[s] attached hereto as Exhibit A [and Exhibit B], executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                    SECTION 6.3.  Registration of Transfer and
          Exchange of Certificates. The Trustee shall maintain, or cause to be maintained, at the office or agency to be maintained by it in accordance with Section 6.7, a Cer-tificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall pro-vide for the registration of Certificates and of trans-fers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any [Class A] Certificate [or Class B Certificate] at such office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new [Class A] Certificates [or Class B Certificates, as the case may be,] in authorized denominations of a like aggregate amount. At the option of a Certificateholder, [Class A] Certificates [or Class B Certificates] may be exchanged for other [Class A] Certificates [or Class B Certificates, as the case may be,] of authorized denominations of a like aggregate amount at the office or agency maintained by the Trustee in accordance with Section 6.7. Every Certificate pre-sented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer duly executed by the Holder and in form and substance satisfactory to the Trustee. No service charge shall be made for any registration of transfer or ex-change of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or govern-mental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be cancelled and disposed of in a commercially reasonable manner approved by the Trustee.

                    [The Class B Certificates are subject to re-strictions on transfer to (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). Such restrictions on transfer are set forth in the form of Class B Certificate attached hereto as Exhibit B.]

                    SECTION 6.4.  Mutilated, Destroyed, Lost or
          Stolen Certificates. If (a) any mutilated [Class A] Certificate [or Class B Certificate] shall be surrendered to the Trustee, or if the Trustee shall receive evidence to its satisfaction of the destruction, loss, or theft of any [Class A] Certificate [or Class B Certificate] and
          (b) there shall be delivered to the Trustee such security or indemnity as may be required to save it harmless, then in the absence of notice that such [Class A] Certificate [or Class B Certificate] shall have been acquired by a bona fide purchaser, the Trustee shall execute, authenti-cate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen [Class A] Certifi-cate [or Class B Certificate], a new [Class A] Certifi-cate [or Class B Certificate] of like tenor and denomina-tion. In connection with the issuance of any new Certif-icate under this Section 6.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection herewith. Any replacement Certificate issued pursuant to this Section 6.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

                    SECTION 6.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.5 and for all other purposes, and the Trustee shall not be bound by any notice to the contrary.

                    SECTION 6.6.  Access to List of
          Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within fifteen (15) days after receipt by the Trustee of a request therefor from the Servicer in writing, in such form as the Servicer may reasonably require, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If Definitive Certificates have been issued, the Trustee, upon written request of the holders of [Class A] Certificates [or Class B Certif-icates] evidencing not less than 25% of the aggregate outstanding principal balance of either the [Class A] Certificates [or the Class B Certificates, as the case may be,] will, within five (5) Business Days after the receipt of such request, afford such [Class A] Certifi-cateholders [or Class B Certificateholders] access during normal business hours to the most current list of Certif-icateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Sellers, the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such infor-mation was derived.

                    SECTION 6.7. Maintenance of Office or Agency. The Trustee shall maintain, or cause to be maintained, at its expense, in New York, New York, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially desig-
          nates the                   as its office for such pur-
          poses. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of any such office or agency.

                    SECTION 6.8.  Book-Entry Certificates.  Upon
          original issuance, the [Class A] Certificates [and the Class B Certificates], other than the [Class A] Certifi-cate [and the Class B Certificate] representing the residual amount of the Initial [Class A] Certificate Balance [and the Initial Class B Certificate Balance, respectively,] which shall be issued upon the written order of the Sellers, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the initial Clear-ing Agency, by, or on behalf of, the Sellers. Such Certificates shall initially be registered on the Certif-icate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the [Class A] Certifi-cates [or the Class B Certificates, as the case may be,] except as provided in Section 6.10. Unless and until definitive, fully registered Certificates (collectively, "Definitive Certificates") have been issued to [Class A] Certificateholders [or Class B Certificateholders, as the case may be], pursuant to Section 6.10:

                         (i)  the provisions of this Section 6.8
               shall be in full force and effect;

                         (ii)  the Sellers, the Servicer and the
               Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates and the taking of actions by the Certificateholders) as the authorized representative of the Certificate Owners;

                         (iii)  to the extent that the provisions
               of this Section 6.8 conflict with any other provi-sions of this Agreement, the provisions of this
               Section 6.8 shall control;

                         (iv)  the rights of Certificate Owners
               shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clear-ing Agency and agreements between such Certificate Owners and the Clearing Agency and all references in this Agreement to actions by Certificateholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Partici-pants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the rules, regulations and procedures of the Clearing Agency; and

                         (v)  pursuant to the Depository Agreement,
               the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees.

                    For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Certificates evidencing specified percentages of the aggregate outstanding prin-cipal balance of such Certificates, such direction or consent may be given by Certificate Owners having inter-ests in the requisite percentage, acting through the Clearing Agency.

                    SECTION 6.9.  Notices to Clearing Agency.
          Whenever notice or other communication to the Certifi-cateholders is required under this Agreement unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.10, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency.

                    SECTION 6.10.  Definitive Certificates.  If (i)
          (A) the Sellers advise the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agree-ment and (B) the Trustee or the Sellers are unable to locate a qualified successor, (ii) the Sellers, at their option, advise the Trustee in writing that they elect to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Servicing Termination, with respect to the [Class A] Certificates, [Class A] Certificate Owners representing in the aggregate not less than a majority of the aggre-gate outstanding principal balance of the [Class A] Certificates [or, with respect to the Class B Certifi-cates, Class B Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Class B Certifi-cates,] advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing, and the Clearing Agency shall so notify the Trustee, that the continuation of a book-entry system through the Clearing Agency, is no longer in the [Class A] Certificate Owners' [or the Class B Certificate Owners', as the case may be,] best interests, the Trustee shall notify the Clearing Agency, which shall be responsible to notify the [Class A] Certificate Owners [or the Class B Certificate Owners or both, as the case may be,] of the occurrence of any such event and of the availability of Definitive Certifi-cates to [Class A] Certificate Owners [or Class B Certif-icate Owners or both, as the case may be,] requesting the same. Upon surrender to the Trustee by the Clearing Agency of the [Class A] Certificates [or the Class B Certificates or both, as the case may be,] registered in the name of the nominee of the Clearing Agency, accompa-nied by re-registration instructions from the Clearing Agency for registration, the Trustee shall execute, on behalf of the Trust, authenticate and deliver Definitive Certificates in accordance with such instructions. The Sellers shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certifi-cates. Neither the Sellers, the Servicer nor the Trustee shall be liable for any delay in delivery of such in-structions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.


                                 ARTICLE VII

          THE SELLERS

                    SECTION 7.1. Representations and Warranties of the Sellers. Each Seller makes the following representa-tions and warranties to the Trustee and the Certificate-holders. Such representations and warranties are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust.

                         (i)  Organization and Good Standing.  The
               Seller has been duly organized and is validly exist-ing as a national banking association, with the power and authority to own its properties and to conduct its business as such properties are present-ly owned and such business is presently conducted and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell its Receivables.

                         (ii)  Due Qualification.  The Seller has
               obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the ownership or servicing of its Receivables or render any of its Receivables unenforceable.

                         (iii)  Power and Authority.  The Seller
               has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and to sell and assign the property to be sold and assigned to and deposited with the Trustee as Trust Property; and the execution, delivery, and performance of this Agreement and all of the docu-ments required pursuant hereto have been duly autho-rized by the Seller by all necessary corporate action.

                         (iv)  No Consent Required.  The Seller is
               not required to obtain the consent of any other Person, or any consent, license, approval or autho-rization or registration or declaration with, any governmental authority, bureau or agency in connec-tion with the execution, delivery or performance of this Agreement, other than as may be required under the blue sky or securities laws of any state or the Securities Act of 1933, as amended, or under state laws governing the perfection of the interests created under this Agreement.

                         (v)  Valid Sale; Binding Obligation.  This
               Agreement effects a valid sale, transfer, and as-signment of the Receivables and the other Trust Property conveyed by the Seller to the Trust hereun-der, enforceable against creditors of and purchasers from the Seller; and this Agreement constitutes a legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforceability, to appli-cable bankruptcy, insolvency, reorganization, mora-torium, conservatorship, receivership, liquidation and other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                         (vi)  No Violation.  The execution, deliv-
               ery and performance by the Seller of this Agreement and the consummation of the transactions contemplat-ed hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Seller, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any material indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or any of its proper-ties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agree-ment, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation, applicable to the Seller or its properties, of any federal or state regulato-ry body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                         (vii)  No Proceedings.  There are no
               proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Seller or its proper-ties: (a) asserting the invalidity of this Agree-ment or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agree-ment, (c) seeking any determination or ruling that might materially and adversely affect the perfor-mance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (d) that may adversely affect the federal or state income, excise, franchise or simi-lar tax attributes of the Certificates.

                    SECTION 7.2.  Liability of Sellers; Indemni-
          ties. (a) The Sellers shall be jointly and severally liable in accordance herewith only to the extent of the obligations specifically undertaken hereunder and shall have no other obligations or liabilities hereunder.

                    (b)  The Sellers shall jointly and severally
          indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from and against any taxes that may at any time be asserted against the Trust-ee, its directors, officers, employees and agents, the Trust or a Certificateholder with respect to, and as of the date of, the sale, transfer and assignment of the Trust Property to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Trust Property or federal or other income taxes, including franchise taxes measured by net income, arising out of the transactions contemplated by this Agreement or transfer taxes arising in connection with the transfer of the Certificates), and reasonable costs and expenses in defending against the same.

                    (c)  The Sellers shall jointly and severally
          indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) a Seller's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or by reason of reckless disregard of the obligations and duties hereun-der; or (ii) any action taken, or failed to be taken, by a Seller in respect of any portion of the Trust Property.

                    (d)  The Sellers shall jointly and severally
          indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from and against any loss, liability or expense incurred by reason of the violation by a Seller of federal or state securities laws in connection with the registration or the sale of the Certificates.

                    (e)  The Sellers shall jointly and severally
          indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, the Trustee, the Trust or the Certificateholders as the result of the failure of any Receivable conveyed by it to the Trust hereunder, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

                    (f)  Indemnification under this Section 7.2
          shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust. If the Sellers shall have made any indemnity payments pursuant to this Section 7.2 and the indemnified party thereafter shall collect any of such amounts from Persons other than the Sellers, such indemnified party shall immediately upon receipt thereof repay such amounts to the Sellers, without interest.

                    SECTION 7.3.  Merger or Consolidation of the
          Sellers. Any corporation or other entity (i) into which a Seller may be merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which a Seller is a party, or (iii) that may succeed by purchase and assumption to all or substantially all of the business of a Seller, where such Seller is not the surviving entity, which corporation or other entity shall have executed an agreement assuming the performance of the obligations of such Seller under this Agreement, shall be the successor to such Seller hereunder without the execution or filing of any other document or any further act by any of the parties to this Agreement. Any affected Seller shall promptly inform the Trustee and the Rating Agency of any such merger, conversion, consolida-tion or purchase and assumption, where such Seller is not the surviving entity.

                    SECTION 7.4. Limitation on Liability of Sell-ers and Others. Each Seller, and any of its directors, officers, employees or agents, may rely in good faith on any document of any kind, believed by it to be genuine and properly executed and submitted by any Person re-specting any matters arising hereunder. Each Seller shall be under no obligation under this Agreement to appear in, prosecute or defend any legal action that shall be unrelated to its obligations under this Agree-ment and that in its opinion may involve it in any ex-pense or liability.

                    SECTION 7.5.  Sellers May Own Certificates.
          Any Seller, and any Affiliate of the Sellers, may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not a Seller or an Affiliate thereof, except as otherwise provided in the definition of "Cer-tificateholder"[, "Class A Certificateholder" and "Class B Certificateholder"] in Section 1.1. Certificates so owned by or pledged to a Seller or such controlling, controlled or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinc-tion as among all of the Certificates.


                                 ARTICLE VIII

          THE SERVICER

                    SECTION 8.1. Representations and Warranties of Servicer. The Servicer makes the following representa-tions and warranties to the Trustee and the Certificate-holders. These representations and warranties are made as of the Closing Date, but shall survive the sale of the Receivables and the other Trust Property to the Trust.

                         (i)  Organization and Good Standing.  The
               Servicer has been duly organized and is validly existing as a national banking association, with the power and authority to own its properties and to conduct its business as such properties are present-ly owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Receiv-ables.

                         (ii)  Due Qualification.  The Servicer has
               obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the ability of the Servicer to service, or the enforceability of, the Receivables.

                         (iii)  Power and Authority.  The Servicer
               has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

                         (iv)  No Consent Required.  The Servicer
               is not required to obtain the consent of any other Person, or any consent, license, approval or autho-rization or registration or declaration with, any governmental authority, bureau or agency in connec-tion with the execution, delivery or performance of this Agreement.

                         (v)  Binding Obligation; Enforceability.
               This Agreement constitutes a legal, valid, and binding obligation of the Servicer, enforceable against the Servicer in accordance with it terms, subject, as to enforceability, to applicable bank-ruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                         (vi)  No Violation.  The execution, deliv-
               ery and performance of this Agreement, the consumma-tion of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Servicer, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agree-ment), or violate any law, order, rule, or regula-tion applicable to the Servicer or its properties of any federal or state regulatory body, any court, administrative agency, or other governmental instru-mentality having jurisdiction over the Servicer or any of its properties.

                         (vii)  No Proceedings.  There are no
               proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having juris-diction over the Servicer or its properties: (a) asserting the invalidity of this Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the valid-ity or enforceability of, this Agreement or the Certificates, or (d) that may adversely affect the federal or state income, excise, franchise or simi-lar tax attributes of the Certificates.

                    SECTION 8.2. Liability of Servicer; Indemni-ties. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifi-cally undertaken by the Servicer under this Agreement and shall have no other obligations or liabilities hereunder.

                    (b) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificate-holders from and against any and all costs, expenses, losses, damages, claims and liabilities, including rea-sonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate thereof of any Financed Vehicle or in respect of any action taken, or failed to be taken, by the Servicer with respect to any Receivable or other portion of the Trust Property.

                    (c) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificate-holders from and against any taxes that may at any time be asserted against the Trustee, the Trust or the Certif-icateholders with respect to the transactions contemplat-ed hereby, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Trust Property to the Trust or the issuance and original sale of the Cer-tificates, or asserted with respect to ownership of the Receivables or other Trust Property, federal or other income taxes, including franchise taxes measured by net income, arising out of distributions on the Certificates or any other transactions contemplated by this Agreement or transfer taxes arising in connection with transfers of the Certificates) and reasonable costs and expenses in defending against the same.

                    (d) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificate-holders from and against any and all costs, expenses, losses, claims, damages, and liabilities, to the extent that such cost, expense, loss, claim, damage, or liabili-ty arose out of, or was imposed upon, or incurred by, the Trustee, the Trust or the Certificateholders as a result of the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under this Agreement.

                    (e)  The Servicer, or, in the event that the
          Trustee is also the Servicer, the predecessor Servicer, shall jointly and severally indemnify, defend and hold harmless the Trustee, from and against all costs, expens-es, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the Trust and the duties herein contained, except to the extent that such costs, expenses losses, claims, damages or liabilities: (i) shall be due to the willful misfeasance, negligence or bad faith of the Trustee; (ii) relates to any tax other than the taxes with respect to which either a Seller or the Servicer shall be required to indemnify the Trustee; (iii) shall arise from the Trustee's breach of any of its representa-tions or warranties set forth in Section 10.15; (iv) shall be one as to which a Seller is required to indemni-fy the Trustee; or (v) shall arise out of, or be incurred in connection with, the acceptance or performance by the Trustee of its duties as a successor Servicer hereunder.

                    (f)  Indemnification under this Section 8.2
          shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations of the Servicer hereunder shall survive any termination of the Servicer pursuant to Section 9.1, but only with respect to obligations arising prior thereto, and any payment of the amount owing under, or the Purchase Amount with respect to, any Receivable. If the Servicer shall have made any indemnity payments pursuant to this Section 8.2 and the indemnified party thereafter collects any of such amounts from others, such indemnified party shall immedi-ately upon receipt thereof repay such amounts to the Servicer, without interest.

                    SECTION 8.3.  Merger or Consolidation of the
          Servicer. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which a Servicer is a party, or (iii) that may succeed by purchase and assumption to all or substantially all of the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity shall be an Eligible Servicer and shall have executed an agreement assuming the performance of the obligations of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement (without relieving the Servicer of its responsibilities hereunder, if it survives such merger, conversion or consolidation) with-out any further act on the part of any of the parties to this Agreement. The Servicer shall promptly inform the Trustee and the Rating Agencies of any such merger, conversion, consolidation or purchase and assumption, where the Servicer is not the surviving entity.

                    SECTION 8.4.  Limitation on Liability of
          Servicer and Others. (a) Except as provided in this Agreement, the Servicer shall be under no obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may cause it to incur any expense or liabili-ty; provided, however, that the Servicer may undertake, at its expense, any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement.

                    (b) The Servicer, and any director or officer or employee or agent of the Servicer, may rely in good faith on any document of any kind, believed by it to be genuine and properly executed and submitted by any Person respecting any matters arising hereunder.

                    SECTION 8.5.  Servicer Not to Resign.  The
          Servicer shall not resign from its obligations and duties under this Agreement except upon a determination that the performance of its duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trust-ee. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the related Servicer in accordance with Section 9.2.

                    SECTION 8.6.  Servicer May Own Certificates.
          The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise provided in the definition of "Cer-tificateholder" [, "Class A Certificateholder" and "Class B Certificateholder"] in Section 1.1. Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priori-ty or distinction as among all of the Certificates.


                               ARTICLE IX

                         SERVICING TERMINATION

                    SECTION 9.1.  Events of Servicing Termination.
          (a) If any one of the following events ("Events of Ser-vicing Termination") shall occur and be continuing:

                         (i)  Any failure by the Servicer to deliv-
               er to the Trustee the Servicer's Certificate for any Collection Period, which shall continue beyond the related Deposit Date, or any failure by the Servicer to deliver to any of the Accounts or the Reserve Account any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement, which shall continue unremedied for a period of five (5) Business Days following the due date therefor (or, in the case of a payment or deposit to be made no later than a Deposit Date immediately preceding a Distribution Date, the failure to make such payment or deposit by such Distribution Date);

                         (ii)  Any failure on the part of the
               Servicer duly to observe or to perform in any mate-rial respect any other covenants or agreements set forth in the Certificates or in this Agreement, which failure shall (a) materially and adversely affect the rights of Certificateholders and (b) continue unremedied for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Trustee, or (2) to the Trustee and the Servicer by the Hold-ers of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the [Class A] Certificates [and the Class B Certificates], taken together as a single class;

                         (iii)  The entry of a decree or order by a
               court or agency or supervisory authority of compe-tent jurisdiction for the appointment of a conserva-tor, receiver, liquidator or trustee for the Servicer in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liqui-dation of its affairs, and any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days;

                         (iv)  The consent by the Servicer to the
               appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjust-ment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or relating to substantially all of its property, the admission in writing by the Servicer of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Servicer of payment of its obligations; or

                         (v)  The failure by the Servicer to be an
               Eligible Servicer;

          then, and in each and every case and so long as an Event of Servicing Termination shall not have been cured or waived, either the Trustee, or the Holders of Certifi-cates evidencing not less than a majority of the aggre-gate outstanding principal balance of the Certificates, taken together as a single class, by notice then given in writing to the Servicer, may, and the Trustee, at the direction of the Holders of Certificates evidencing not less than a majority of the aggregate outstanding princi-pal balance of the [Class A] Certificates [and the Class B Certificates], taken together as a single class, shall, terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Trust Property or otherwise, shall pass to and be vested in the Trustee or successor Servicer appointed by the Trustee pursuant to this Section 9.1; and thereupon the Trustee shall be authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appro-priate to effect the purposes of such notice of termina-tion, whether to complete the transfer and endorsement of the Receivable Files or the Insurance Policies, the certificates of title to the Financed Vehicles, or other-wise. The Servicer shall cooperate with the Trustee or each such successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to the Trustee or such successor Servicer for administration of all cash amounts that are at the time held by the Servicer for deposit or thereafter shall be received with respect to a Receiv-able, all Receivable Files and all information or docu-ments that the Trustee or such successor Servicer may require. In addition, the Servicer shall transfer its electronic records relating to the Receivables to the successor Servicer in such electronic form as the succes-sor Servicer may reasonably request. All reasonable costs and expenses incurred by the successor Servicer, including allowable compensation of employees and over-head costs, in connection with the transfer of servicing shall be paid by the outgoing Servicer upon presentation of reasonable documentation of such costs and expenses.

                    (b) If any of the foregoing Events of Servic-ing Termination occur, the Trustee shall have no obliga-tion to notify Certificateholders or any other Person of such occurrence prior to the continuance of such event through the end of any cure period specified in Section 9.1(a).

                    SECTION 9.2.  Trustee to Act; Appointment of
          Successor Servicer. Upon the Servicer's resignation pursuant to Section 8.5, or upon a Servicer's receipt of notice of termination as Servicer pursuant to Section 9.1, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibili-ties, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agree-ment, except that the Trustee, when acting as a successor Servicer, shall not be obligated to purchase Receivables pursuant to Section 3.7 unless the obligation to repur-chase arose after the date of the notice of termination given to the Servicer pursuant to Section 9.1, and the Trustee shall not be liable for any acts or omissions of such terminated Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related documents or agree-ments. As compensation therefor, the Trustee shall be entitled to only such compensation (whether payable out of the Certificate Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling or legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer shall not resign or be relieved of its duties under this Agreement until a newly appoint-ed Servicer shall have assumed the responsibilities and obligations of the terminated Servicer under this Agree-ment.

                    SECTION 9.3.  Effect of Servicing Transfer.
          (a) After the transfer of servicing hereunder, the Trustee or successor Servicer shall, if necessary, notify Obligors to make directly to the successor Servicer payments that are due under the Receivables after the effective date of such transfer.

                    (b)  Except as provided in Sections 8.2 and
          10.8 after the transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Receivables and the succes-sor Servicer shall have all of such obligations, except that the outgoing Servicer shall transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables and the outgoing Servicer shall continue to cooperate with the successor Servicer by providing information and in the enforcement of the Dealer Agreements and the Insur-ance Policies.

                    (c)  A transfer of servicing hereunder shall
          not affect the rights and duties of the parties hereunder (including the obligations and indemnities of the Sellers pursuant to Sections 2.4, 3.3, 7.1 and 7.2 or, with respect to obligations and indemnities arising prior to, or concurrently with, a transfer of servicing hereunder, the outgoing Servicer pursuant to Section 3.8, 8.1 or 8.2) other than those relating to the management, admin-istration, servicing, custody or collection of the Re-ceivables and the other Trust Property. The successor Servicer shall, upon its appointment pursuant to Section
          9.2 and as part of its duties and responsibilities under this Agreement, promptly take all action it deems neces-sary or appropriate so that the outgoing Servicer (in whatever capacity) is paid or reimbursed all amounts it is entitled to receive under this Agreement on each Distribution Date subsequent to the date on which it is terminated as Servicer hereunder.

                    (d) Any successor Servicer shall provide the Sellers with access to the Receivable Files and to the successor Servicer's records (whether written or automat-ed) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reason-able request and during normal business hours at the offices of the successor Servicer. Nothing in this
          Section 9.3 shall affect the obligation of the successor Servicer to observe any applicable law prohibiting dis-closure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 9.3.

                    SECTION 9.4. Notification to Certificatehold-ers. Upon any notice of an Event of Servicing Termina-tion or upon any termination of, or appointment of a successor to, a Servicer pursuant to this Article IX, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record, and to the Rating Agencies at the following addresses: [Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitor-ing Department, 4th Floor; Standard & Poor's Ratings Services, 26 Broadway, New York, New York 10004-1064,
          Attention: Asset Backed Surveillance Group].

                    SECTION 9.5. Waiver of Past Events of Servic-ing Termination. The Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the [Class A] Certificates [and the Class B Certificates], taken together as a single class, may, on behalf of all Holders of Certificates waive any Event of Servicing Termination hereunder and its conse-quences, except an event resulting from the failure to make any required deposits to, or payments from, any of the Accounts or the Reserve Account in accordance with this Agreement. Upon any such waiver of a past Event of Servicing Termination, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

                    SECTION 9.6. Transfer of Accounts. Notwith-standing the provisions of Section 9.1, if any of the Accounts or the Reserve Account is maintained with the Servicer or any Affiliate of the Servicer and an Event of Servicing Termination shall occur and be continuing, the Servicer shall promptly, and in any event within five (5) Business Days, give notice to an Authorized Officer of the Trustee of such Event of Servicing Termination, and the Trustee, within five (5) days after the receipt of such notice, shall establish new Eligible Deposit Ac-counts conforming with the requirements of this Agreement and promptly shall transfer all funds in any such Ac-counts or the Reserve Account to such new Eligible Depos-it Accounts.


                               ARTICLE X

                              THE TRUSTEE

                    SECTION 10.1.  Acceptance by Trustee.  The
          Trustee, by its execution of this Agreement, accepts all consideration conveyed by the Sellers pursuant to Section
          2.1 and the Trust created hereunder and declares that it shall hold such consideration in trust upon the terms hereof set forth for the benefit of the Certificatehold-ers.

                    SECTION 10.2.  Duties of Trustee. (a)  The
          Trustee, both prior to and after the cure or waiver of an Event of Servicing Termination of which an Authorized Officer of the Trustee shall have actual knowledge, undertakes to perform only such duties as are specifical-ly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee. If an Event of Servicing Termination of which an Authorized Officer of the Trustee shall have actual knowledge shall have occurred and shall not have been cured (the appointment of a successor Servicer (including the Trustee) to constitute a cure for the purposes of this Article X) or otherwise waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided, however, that if the Trustee assumes the duties of the Servicer pursuant to Section 9.2, the Trustee in performing such duties shall use the degree of skill and attention re-quired by Section 3.1.

                    (b) The Trustee, upon receipt of all resolu-tions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Trustee that are required specifically to be furnished pursuant to any provision of this Agreement, shall exam-ine them to determine whether they conform to the re-quirements of this Agreement provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opin-ion, report, document, order or other instrument fur-nished by the Servicer or the Seller hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trust-ee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

                    (c)  No provision of this Agreement shall be
          construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; provided, however, that:

                         (i)  Prior to the occurrence of an Event
               of Servicing Termination of which an Authorized Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the permissible right of the Trustee (solely in its capacity as such) to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee (solely in its capacity as such) may conclusively rely on the truth of the statements and the correctness of the computations and opinions expressed upon any certificates or opinions fur-nished to the Trustee and conforming to the require-ments of this Agreement;

                         (ii)  The Trustee shall not be personally
               liable for an error of judgment made in good faith by an Authorized Officer of the Trustee, unless it shall be proved that the Trustee shall have been negligent in performing its duties in accordance with the terms of this Agreement; and

                         (iii)  The Trustee shall not be personally
               liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with the direction of the Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the [Class A] Certificates [and the Class B Certificates], taken together as a single class, as set forth in Section 9.1, relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power con-ferred upon the Trustee, under this Agreement.

                    (d)  The Trustee shall not be required to
          expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for be-lieving that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                    (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reason-ably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle.

                    (f) Except for actions expressly authorized by this Agreement, the Trustee shall have no power to vary the corpus of the Trust including (i) accepting any substitute obligation for a Receivable initially assigned to the Trustee under this Agreement, (ii) adding any other investment, obligation or security, or (iii) with-drawing any Receivable.

                    (g) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default (except an event resulting from the failure to make any required deposits to, or payments from, any of the Accounts or the Reserve Account) or Event of Servic-ing Termination unless an Authorized Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Servicing Termination; and

                    (h)  Subject to the other provisions of this
          Agreement and without limiting the generality of this
          Section 10.2, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such re-cording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Proper-ty from funds available in the Certificate Account,
          (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

                    SECTION 10.3. Trustee's Certificate. As soon as practicable after each Deposit Date on which Receiv-ables shall be assigned to a Seller pursuant to Section
          2.4 or to the Servicer pursuant to Section 3.7 or 11.2, as applicable, the Trustee shall execute a certificate, prepared by the Servicer, including its date and the date of the Agreement, and accompanied by a copy of the Servicer's Certificate for the related Collection Period. The Trustee's certificate shall operate, as of such Deposit Date, as an assignment pursuant to Section 10.4.

                    SECTION 10.4.  Trustee's Assignment of Pur-
          chased Receivables. With respect to all Receivables repurchased by a Seller pursuant to Section 2.4, or purchased by the Servicer pursuant to Section 3.7 or 11.2, the Trustee shall assign, without recourse, repre-sentation, or warranty, to such Seller or the Servicer, as the case may be, all the Trustee's right, title, and interest in, to and under such Receivables, and all security and documents and all other Trust Property conveyed pursuant to Section 2.1 with respect to such Receivables. Such assignment shall be a sale and assign-ment outright, and not for security.

                    SECTION 10.5.  Certain Matters Affecting the
          Trustee.  Except as otherwise provided in Section 10.2:

                         (i)  The Trustee may rely and shall be
               protected in acting or refraining from acting upon any resolution, certificate of auditors or accoun-tants or any other certificate, statement, instru-ment, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                         (ii)  The Trustee may consult with counsel
               and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suf-fered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel or any advice of such counsel.

                         (iii)  The Trustee shall be under no
               obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agree-ment or in relation to this Agreement, at the re-quest, order or direction of any of the Certificate-holders pursuant to the provisions of this Agree-ment, unless such Certificateholders shall have offered to the Trustee reasonable security or indem-nity against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination of which an Authorized Officer of the Trustee shall have actual knowledge that is not timely cured or waived pursu-ant to Section 9.5, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                         (iv)  The Trustee shall not be personally
               liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

                         (v)  Prior to the occurrence of an Event
               of Servicing Termination of which an Authorized Officer of the Trustee shall have actual knowledge and after the curing or waiver of all Events of Servicing Termination that may have occurred, the Trustee shall not be bound to make any investigation into the facts of any matters stated in any resolu-tion, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the [Class A] Certificates [and the Class B Certifi-cates], taken together as a single class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of an investigation requested by the Certifi-cateholders is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer, or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; provided, fur-ther, that the Trustee shall be entitled to make such further inquiry or investigation into such facts or matters as it may reasonably deem fit, and if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books and records of the Servicer or Sellers, personally or by agent or attorney, at the sole cost and expense of the Servicer or Sellers, as the case may be.

                         (vi)  The Trustee may execute any of the
               trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents, attorneys, nominees or a custodian, and shall not be liable for the acts of such agents, attorneys, nominees or custodians, provided that they have been appointed with due care.

                         (vii)  The Trustee shall not be required
               to make any initial or periodic examination of any documents or records related to the Receivables or Financed Vehicles for the purpose of establishing the presence or absence of defects, the compliance by the Sellers with their representations and war-ranties or for any other purpose.

                         (viii)  The right of the Trustee to per-
               form any discretionary act enumerated in this Agree-ment shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the per-formance of, or failure to perform, such act.

                         (ix)  The Trustee shall not be required to
               give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder.

                    SECTION 10.6. Trustee Not Liable for Certifi-cates or Receivables. The Trustee assumes no responsi-bility for the correctness of the recitals contained herein and in the Certificates (other than the certifi-cate of authentication on the Certificates). Except as expressly provided herein, the Trustee makes no represen-tations as to the validity or sufficiency of this Agree-ment or of the Certificates (other than the Trustee's execution of, and the certificate of authentication on, the Certificates), or of any Receivable or related docu-ment, or for the validity of the execution by the Sellers and the Servicer of this Agreement or of any supplements hereto or instruments of further assurance, or for the sufficiency of the Trust Property hereunder, and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, condi-tions or agreements on the part of the Sellers or the Servicer under this Agreement except as herein set forth; but the Trustee may require the Sellers or the Servicer to provide full information and advice as to the perfor-mance of the aforesaid covenants, conditions and agree-ments. The Trustee (solely in its capacity as such) shall have no obligation under any circumstance to per-form any of the duties of the Sellers or of the Servicer except as explicitly set forth in this Agreement. The Trustee shall have no liability in connection with com-pliance of the Servicer or the Sellers with statutory or regulatory requirements related to the Receivables. The Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receiv-ables or the validity or sufficiency of any assignment of the Receivables to the Trust or the Trustee. The Trustee (solely in its capacity as such) shall at no time have any responsibility or liability for, or with respect to, the legality, validity or enforceability of any security interest in any Financed Vehicle or (prior to the time, if any, that the Servicer is terminated as custodian hereunder) any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, the efficacy of the Trust or its ability to generate funds sufficient to provide for the payments to be distributed to Certificateholders under this Agreement, the existence, condition, location, and ownership of any Financed Vehicle, the existence and enforceability of any Insurance Policy, the existence and contents of any Receivable or any computer or other record thereof, the validity of the assignment of any Receivable to the Trust or of any intervening assignment, the completeness of any Receivable, the performance or enforcement of any Receivable, the compliance by the Sellers with any warranty or representation made by them (whether individually or together) under this Agreement or in any related document and the accuracy of any such warranty or representation, prior to the Trustee's re-ceipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust Property that it may hold), the acts or omis-sions of the Sellers, the Servicer or any Obligor, any action of the Servicer taken in the name of the Trustee, or any action by the Trustee taken at the instruction of the Servicer (provided that such instruction is not in express violation of the terms and provisions of this Agreement); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement (whether in its capacity as Trustee or as successor Servicer) or based on the Trustee's willful misconduct, negligence, or bad faith, or based on the Trustee's breach of a representation and warranty contained in Section 10.15, no recourse shall be had to the Trustee (whether in its individual capacity or as a Trustee) for any claim based on any provision of this Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity; the Trustee shall not have any personal obliga-tion, liability, or duty whatsoever to any Certificate-holder or any other Person with respect to any such claim. The Trustee shall not be accountable for the use or application by the Sellers of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables prior to the time such amounts are deposited in the Certificate Account (whether or not the Certificate Account is main-tained with the Trustee). The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to other-wise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

                    SECTION 10.7.  Trustee May Own Certificates.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking business with the Sellers, the Servicer and their respective Affiliates with the same rights as it would have if it were not Trustee.

                    SECTION 10.8.  Trustee's Fees and Expenses.
          The Servicer agrees to pay to the Trustee, and the Trust-ee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement as the Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses (including, without limitation, expenses in-curred in connection with notices or other communications to Certificateholders), disbursements, and advances (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expens-es of its agents, any co-trustee and counsel) or in defense of any action brought against it in connection with this Agreement except any such expense, disburse-ment, or advance as may arise from its willful miscon-duct, negligence or bad faith. The Servicer's covenant to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the termina-tion of this Agreement.

                    SECTION 10.9.  Trustee May Enforce Claims
          Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

                    SECTION 10.10.  Eligibility Requirements for
          Trustee. The Trustee under this Agreement shall at all times have an office in the same state as the is located on the date of this Agreement or which is otherwise consented to by the Sellers. The Trustee shall be organized and doing business under the banking laws of such state or of the United States, shall be authorized under such laws to exercise corporate trust powers, shall have a consolidated net worth of at least $50,000,000, shall have a credit rating of at least Baa3 from Moody's and shall be subject to supervision or examination by federal or state banking authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.10, the consolidated net worth of such corporation shall be deemed to be its consolidated capital and surplus as set forth in its most recent consolidated report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.10, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.11.

                    SECTION 10.11.  Resignation or Removal of
          Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving thirty (30) days' prior written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section
          10.10 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver, conservator or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquida-tion, then the Servicer may remove the Trustee. If the Trustee is removed under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed, the successor Trustee, the Certifi-cateholders at their respective addresses of record and the Rating Agencies.

                    (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 10.11 shall not become effective until acceptance of appointment by the succes-sor Trustee pursuant to Section 10.12.

                    (d) The respective obligations of the Sellers and the Servicer described in this Agreement shall sur-vive the removal or resignation of the Trustee as provid-ed in this Agreement.

                    SECTION 10.12.  Successor Trustee.  (a)  Any
          successor Trustee appointed pursuant to Section 10.11 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all docu-ments and statements held by it under this Agreement, and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vest-ing and confirming in the successor Trustee all such rights, powers, duties, and obligations.

                    (b) No successor Trustee shall accept appoint-ment as provided in this Section 10.12 unless at the time of such acceptance such successor Trustee shall be eligi-ble pursuant to Section 10.10.

                    (c) Upon acceptance of appointment by a suc-cessor Trustee pursuant to this Section 10.12, the Servicer shall mail notice of such acceptance by the successor Trustee under this Agreement to all Certifi-cateholders at their respective addresses of record and to the Rating Agencies. If the Servicer shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

                    SECTION 10.13.  Merger or Consolidation of
          Trustee. Any corporation or banking association which is eligible to be a successor Trustee under Section 10.10
          (i) into which the Trustee may be merged or consolidated,
          (ii) that may result from any merger, conversion, or consolidation to which the Trustee shall be a party, or
          (iii) that may succeed by purchase and assumption to the business of the Trustee, where the Trustee is not the surviving entity, which corporation or banking associa-tion executes an agreement of assumption to perform every obligation of the Trustee under this Agreement, shall be the successor of the Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify the Sellers, the Servicer and the Rating Agencies of any such merger, conversion, consolidation or purchase and assumption, where the Trustee is not the surviving entity.

                    SECTION 10.14.  Appointment of Co-Trustee or
          Separate Trustee. (a) Notwithstanding any other provi-sions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trust-ee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by the Servicer of a request so to do, or in case an Event of Servicing Termi-nation shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a succes-sor Trustee pursuant to Section 10.10 and no notice to Certificateholders of the appointment of any co-trustee or separate Trustee shall be required pursuant to Section
          10.12. Notwithstanding the appointment of a co-trustee or separate trustee hereunder, the Trustee shall not be relieved of any of its obligations under this Agreement.

                    (b)  Each separate trustee and co-trustee
          shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                         (i)  All rights, powers, duties, and
               obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee, is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Proper-ty or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

                         (ii)  No trustee under this Agreement
               shall be personally liable by reason of any act or omission of any other trustee under this Agreement.

                         (iii)  The Servicer and the Trustee acting
               jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                    (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effec-tively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and in particular to the provisions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trust-ee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically in-cluding every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                    (d) Any separate trustee or co-trustee may, at any time, appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Trustee shall promptly notify the Servicer and the Rating Agencies of any appointment made pursuant to this Section 10.14.

                    SECTION 10.15. Representations and Warranties of Trustee. The Trustee makes the following representa-tions and warranties on which the Sellers, the Servicer, and Certificateholders may rely:

                         (i)  Organization and Good Standing.  The
               Trustee is a _________________ [corporation] duly organized, validly existing, and in good standing under the laws of the State of _______; and

                         (ii)  Power and Authority.  The Trustee
               has full power, authority and legal right to exe-cute, deliver, and perform this Agreement and has taken all necessary action to authorize the execu-tion, delivery, and performance by it of this Agree-ment.

                    SECTION 10.16. Reports by Trustee. The Trust-ee shall provide to any Certificateholder or Certificate Owner who so requests in writing (addressed to the [__________]) a copy of any Servicer's Certificate, the annual statement described in Section 3.10, and the annual accountant's reports described in Section 3.11. The Trustee may require any Certificateholder or Certifi-cate Owner requesting such report to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

                    SECTION 10.17. Tax Accounting. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five
          (5) days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reason-ably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, exe-cute such returns. The Servicer shall prepare the tax returns of the Trust in accordance with the Code and any regulations (including, to the extent applicable by their terms, proposed regulations) thereunder.

                    [(a)] The [Class A] Certificateholders shall be treated as owning the [Class A] Percentage of Interest Collections (but limited to the [Class A] Certificate Rate plus the Servicing Fee Rate) and Available Principal [and the Class B Certificateholders shall be treated as owning the Class B Percentage of Interest Collections (but limited to the Class B Certificate Rate plus the Servicing Fee Rate) and Available Principal]. The Sell-ers shall be treated as having retained stripped coupons on the [Class A] Percentage [and the Class B Percentage] of each Receivable equal to the difference between the Contract Rate of such Receivable and the portion owned by the [Class A] Certificateholders [and the Class B Certif-icateholders, respectively,] pursuant to this paragraph.

                    [(b) To the extent that as a result of the subordination provisions of this Agreement, actual cash distributions to the Class B Certificateholders are less than the amount set forth in subsection (a), the Class B Certificateholders shall be deemed to have (i) received the amount set forth in subsection (a), (ii) paid such difference to the Class A Certificateholders pursuant to a guaranty of the Class A Certificates and (iii) become subrogated to the rights of the Class A Certificatehold-ers to recovery of the amounts so paid.]


                               ARTICLE XI

                              TERMINATION

                    SECTION 11.1. Termination of the Trust. (a) The Trust, and the respective obligations and responsi-bilities of the Sellers, the Servicer, and the Trustee hereunder shall terminate (except as otherwise expressly provided herein) upon the earliest of: (i) the Distribu-tion Date next succeeding the purchase by the Servicer at its option, pursuant to Section 11.2, of the Receivables remaining in the Trust, (ii) the payment to Certificate-holders of all amounts required to be paid to them pursu-ant to this Agreement or (iii) the Distribution Date next succeeding the month which is six (6) months after the maturity or the liquidation of the last Receivable held in the Trust and the disposition of any amounts received upon liquidation of any property remaining in the Trust; provided, however, that in no event shall the Trust created by this Agreement continue beyond the expiration of [21 years from the date hereof]. The Servicer shall promptly notify the Trustee of any prospective termina-tion pursuant to this Section 11.1.

                    (b) Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender the Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders and the Rating Agencies mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating the amount of any such final payment and that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. Upon presentation and surren-der of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 4.5. Amounts remaining after distribution, or providing for distribution, to the Certificateholders shall be distrib-uted to the Servicer.

                    (c) In the event that all of the Certificate-holders shall not surrender their Certificates for can-cellation within six (6) months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certifi-cateholders to surrender their Certificates for cancella-tion and receive the final distribution with respect thereto. The Trustee shall after giving such notice deliver or cause to be delivered to the Servicer the Certificate Register. If, within one (1) year after the second notice, all the Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps, or may appoint an agent to take appro-priate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Sellers.

                    SECTION 11.2. Optional Purchase of All Receiv-ables. In the event that (i) the Pool Balance shall be 5% or less of the Initial Pool Balance as of the last day of any Collection Period, the Servicer, on behalf of the Sellers, shall have the option to purchase the corpus of the Trust on any Distribution Date occurring in a subse-quent Collection Period. To exercise such option, the Servicer shall notify the Trustee no later than the tenth
          (10th) day of the month in which such repurchase is to be effected and deposit the aggregate Purchase Amount for the Receivables into the Certificate Account on the Deposit Date occurring in the month in which such repur-chase is to be effected. The payment shall be made in the manner specified in Section 4.3, and shall be dis-tributed pursuant to Section 4.5. Upon such payment the Servicer shall succeed to and own all interests in and to the Trust and the Trust Property.


                                 ARTICLE XII

                          MISCELLANEOUS PROVISIONS

                    SECTION 12.1. Amendment. (a) This Agreement may be amended by the Sellers, the Servicer and the Trustee, without the consent of any of the Certificate-holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provi-sions of this Agreement or modifying in any matter the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel to the Sellers delivered to the Trustee, materi-ally adversely affect the interests of any Certificate-holder or cause the Trust to be classified for federal tax purposes as an association taxable as a corporation.

                    (b)  This Agreement may also be amended from
          time to time by the Sellers, the Servicer and the Trust-ee, with the consent of the Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the [Class A] Certifi-cates [and the Class B Certificates], taken together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distribu-tions that are required to be made on any Certificate, without the consent of all adversely affected Certifi-cateholders, (ii) reduce the percentage of the aggregate outstanding principal balance of the Certificates the holders of which are required to consent to any such amendment, without the consent of all Certificateholders,
          (iii) materially adversely affect the interests of [ei-ther] the [Class A] Certificateholders [or the Class B Certificateholders] without the consent of the holders of [Class A] Certificates [or Class B Certificates, as the case may be,] evidencing not less than a majority of the aggregate outstanding principal balance of the [Class A] Certificates [or the Class B Certificates, as the case may be], (iv) adversely affect the rating of the [Class A] Certificates [or the Class B Certificates] by the Rating Agencies without the consent of holders of [Class A] Certificates [or Class B Certificates, as the case may be,] evidencing not less than 66 2/3% of the aggregate outstanding principal balance of the [Class A] Certifi-cates [or the Class B Certificates, as the case may be,] or (v) cause the Trust to be classified as an association taxable as a corporation. Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

                    (c) It shall not be necessary for the consent of Certificateholders pursuant to this Section 12.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may pre-scribe.

                    (d) Notice of any amendment of this Agreement shall be sent by the Servicer to the Rating Agencies, at such address as the Rating Agencies may from time to time specify in writing.

                    (e) The Trustee may, but shall not be obligat-ed to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                    (f) In connection with any amendment pursuant to this Section 12.1, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement.

                    SECTION 12.2.  Protection of Title to Trust.
          (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such con-tinuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificatehold-ers and the Trustee under this Agreement in the Trust Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event the Servicer fails to perform its obligations under this subsection, the Trustee may (but shall not be obligated to) do so, at the expense of the Servicer.

                    (b) Neither the Sellers nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously mislead-ing within the meaning of SECTION 9-402(7) of the Relevant UCC, unless it shall have given the Trustee at least sixty
          Business Days prior written notice thereof.

                    (c)  The Sellers and the Servicer shall give
          the Trustee at least ten Business Days prior written notice of any relocation of their respective principal executive offices if, as a result of such relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financ-ing statement. The Sellers and the Servicer shall at all times maintain each office from which they shall service Receivables, and their respective principal executive offices, within the United States of America.

                    (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in suffi-cient detail to permit (i) the reader thereof to know, as of the most recent monthly calculation, the status of such Receivable, including payments and Recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or Recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

                    (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including archives) that shall refer to a Receivable indicate clearly that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall be paid or shall become a Purchased Receivable.

                    (f)  If at any time a Seller or the Servicer
          shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receiv-ables to any prospective purchaser, lender or other transferee, such Seller or the Servicer, as the case may be, shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

                    (g)  Upon request, the Servicer, at its ex-
          pense, shall furnish to the Trustee, within ten (10) Business Days, a list of all Receivables then held as part of the Trust, together with a reconciliation of such list to each Schedule of Receivables and to each of the Servicer's Certificates furnished pursuant to Section 3.9 indicating removal of Receivables from the Trust.

                    SECTION 12.3. Limitation on Rights of Certifi-cateholders. (a) The death or incapacity of any Certif-icateholder shall not operate to terminate this Agreement or the Trust, or entitle the Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, or otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

                    (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agree-ment, or contained in the terms of the Certificates, be construed so as to constitute the Holders as partners or members of an association; nor shall any Certificatehold-er be under any liability to any third party by reason of any action taken pursuant to any provision of this Agree-ment.

                    (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of the Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the [Class A] Certificates [and the Class B Certifi-cates], taken together as a single class, shall have made written request upon the Trustee to institute such ac-tion, suit, or proceeding in its own name as Trustee under the Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for thirty (30) days after its receipt of such notice, request, and offer of indem-nity, shall have neglected or refused to institute any such action, suit or proceeding; no one or more Holders of Certificates shall have any right in any manner what-ever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or preju-dice the rights of the Holders of any other of the Cer-tificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right, under this Agreement, except in the manner provid-ed in this Agreement and for the equal, ratable, and common benefit of all [Class A] Certificateholders [or Class B Certificateholders, as the case may be]. For the protection and enforcement of the provisions of this
          Section 12.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                    SECTION 12.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REME-DIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETER-MINED IN ACCORDANCE WITH SUCH LAWS.

                    SECTION 12.5. Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, or sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of a Seller or Servicer, to the applicable Seller or the Servicer, c/o NationsBank, N.A., NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, or at such other address as shall be designated by such Seller or Servicer in a written notice to the Trustee and
          (b) in the case of the Trustee, at the
          __________________. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of record of such Holder. Any notice so mailed within the time pre-scribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificate-holder shall receive such notice.

                    SECTION 12.6. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provi-sions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provi-sions of this Agreement or of the Certificates or the rights of the Holders thereof.

                    SECTION 12.7.  Assignment.  Notwithstanding
          anything to the contrary contained herein, except as provided in Section 8.3, this Agreement may not be as-signed by the Servicer. This Agreement may not be as-signed or subcontracted by the Trustee except as provided by Sections 10.11 through 10.14 hereof.

                    SECTION 12.8. Certificates Nonassessable and Fully Paid. The interests represented by the Certifi-cates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 6.2, each Certificate shall be deemed fully paid.

                    SECTION 12.9. Intention of Parties. (a) The execution and delivery of this Agreement shall constitute an acknowledgment by the Sellers and the Trustee, on behalf of the Certificateholders, that it is intended that the assignment and transfer herein contemplated constitute a sale and assignment outright of, and not a security interest in, the Receivables and the other Trust Property, conveying good title thereto free and clear of any liens, from the Sellers to the Trust, and that the Receivables and the other Trust Property shall not be a part of any Seller's estate in the event of the insolven-cy, receivership, conservatorship or the occurrence of another similar event, of, or with respect to, such Seller. In the event that such conveyance is determined to be made as security for a loan made by the Trust or the Certificateholders to a Seller, the parties intend that such Seller shall have granted to the Trustee a security interest in all of such Seller's right, title and interest in, to and under the Trust Property conveyed to the Trust pursuant to Section 2.1 in order to secure the obligations under the Certificates, and that this Agreement shall constitute a security agreement under applicable law.

                    (b) The execution and delivery of this Agree-ment shall constitute an acknowledgment by the Sellers and the Trustee on behalf of the Certificateholders that they intend that the Trust be classified (for federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of which the Certificateholders are owners, and not as an association taxable as a corporation. The powers granted and obliga-tions undertaken in this Agreement shall be construed so as to further such intent.

                    SECTION 12.10. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simulta-neously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                    SECTION 12.11. Limitation of Liability of the Trustee and the Collateral Agent. Notwithstanding any-thing contained herein to the contrary (i) this Agreement has been accepted by _____________, not in its individual capacity but solely as Trustee and as Collateral Agent with respect to the Reserve Account and in no event shall _____________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Sellers hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Sellers and (ii) under no circumstances shall _____________ be personally liable for the payment of any indebtedness or expenses of the Trust; provided, however, nothing contained herein shall relieve _____________ of its obligations contained herein in its capacity as successor Servicer. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have the same rights and protections afforded to the Trustee under this Agreement.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their re-spective officers thereunto duly authorized as of the day and year first above written.

                                   NATIONSBANK, N.A.,
                                     as Seller and as Servicer

                                   By:
                                      Name:
                                      Title:

                                   NATIONSBANK, N.A. (SOUTH)
                                     as Seller

                                   By:
                                      Name:
                                      Title:

                                   NATIONSBANK OF TEXAS, N.A.,
                                     as Seller

                                   By:
                                      Name:
                                      Title:


                                   __________________
                                      not in its individual capacity but
                                      solely as Trustee

                                   By:
                                      Name:
                                      Title:

                                   ___________________
                                      not in its individual capacity but
                                      solely as Collateral Agent

                                   By:
                                      Name:
                                      Title:


                                                          SCHEDULE A

                           SCHEDULE OF RECEIVABLES

                          Available from the Trustee


                                                          SCHEDULE B

                        LOCATIONS OF RECEIVABLE FILES

          NationsBanc Services, Inc.
          4161 Piedmont Parkway
          Greensboro, North Carolina 27410

          NationsBanc Services, Inc.
          411 North Akard Street
          7th Floor
          Dallas, Texas 75201


          EXHIBIT A

          [FORM OF [CLASS A] CERTIFICATE]

          NATIONSBANK AUTO GRANTOR TRUST 199_-_

          5.85% ASSET BACKED CERTIFICATE, [CLASS A]

          Evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail motor vehicle installment sales contracts secured by the new and used automobiles, vans and light-duty trucks financed thereby and sold to the Trust by NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A.

          THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF NATIONSBANK, N.A., NATIONSBANK, N.A. (SOUTH) OR NATIONSBANK OF TEXAS, N.A. OR ANY AFFILIATE THEREOF. THIS CERTIFICATE AND THE RECEIVABLES ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMEN-TAL AGENCY.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTA-TIVE OF [THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC")], TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANS-FER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGIS-TERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC] (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC]), ANY TRANS-FER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                           CUSIP No:____________

                                           $_________________
                                           Initial Principal
                                           Amount


                    THIS CERTIFIES THAT ____________________ is the regis-tered owner of a __________ dollars, nonassessable, fully paid, fractional undivided interest in the NationsBank Auto Grantor Trust 199_-_ (the "Trust") formed by NationsBank, N.A., NationsBank, N.A. (SOUTH) and NationsBank of Texas, N.A., each a national banking association (together, the "Sellers"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of _________, 1996 (as amended, supplemented or other-wise modified and in effect from time to time, the "Agreement") by and among the Sellers, NationsBank N.A., as servicer (the "Servicer"), and _____________, as trustee (the "Trustee") and as collateral agent, a summary of certain of the provisions of which is set forth on the reverse hereof.

                    To the extent not otherwise defined herein, the capi-talized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates, [Class A]" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which the Holder of this Certifi-cate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property includes (as more fully described in the Agreement) a pool of retail motor vehicle installment sales contracts (the "Receivables") for the purchase of new and used automobiles, vans and light-duty trucks financed thereby (the "Financed Vehicles"), certain monies received thereunder after the close of business of the Servicer on ___________, ____ (the "Cut-Off Date"), the Sellers' security interests in the Financed Vehicles and all proceeds of the foregoing.

                    Subject to the terms and conditions of the Agreement (including the availability of funds for distributions) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed, but only from funds on deposit in the [Class A] Distribution Account, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (each such date, a "Distri-bution Date"), commencing December 15, 1995, to the Person in whose name this Certificate is registered at the close of busi-ness of the Trustee on the day immediately preceding such Distri-bution Date (or, if Definitive Certificates are issued, the last day of the Collection Period immediately preceding such Distribu-tion Date) (the "Record Date"), such Certificateholder's frac-tional undivided interest in the amounts to be distributed to [Class A] Certificateholders pursuant to the Agreement on such Distribution Date.

                    Distributions on this Certificate will be made by the Trustee by check mailed to the Certificateholder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

                    This Certificate does not purport to summarize the Agreement and reference is hereby made to the Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Agreement may be exam-ined during normal business hours at the ___________ office of the Trustee, located at ______________________________, Atten-
          tion: __________________, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

                    Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

                    IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                   NATIONSBANK AUTO GRANTOR TRUST
                                   199_-_

                                   By:  _____________, as Trustee

                                   By:
                                        Authorized officer

          DATED:  ____________, __

          Trustee's Certificate of
          Authentication:

               This is one of the [Class A] Certificates referred
                      to in the within-mentioned Agreement.

                                   _____________, as Trustee

                                   By:
                                         Authorized Officer

                    [FORM OF REVERSE OF CERTIFICATE]

                  NATIONSBANK AUTO GRANTOR TRUST 199_-_
                 ____% ASSET BACKED CERTIFICATE, [Class A]

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time by the Sellers, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the [Class A] Certificates [and the Class B Certificates] taken together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certifi-cate is registerable in the Certificate Register upon surren-der of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the Borough of Manhattan, the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the desig-nated transferee.

                    As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate interest in the Trust, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                    The Sellers, the Servicer, the Trustee, and any agent of the Sellers, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sellers, the Servicer, the Trustee, or any such agent shall be affected by any notice to the contrary.

                    The obligations and responsibilities created by the Agreement and the Trust created thereby will terminate upon the earliest of (i) the Distribution Date immediately succeed-ing the purchase by the Servicer, at its option, of the Re-ceivables remaining in the Trust, as described below, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement, or (iii) the Distribu-tion Date which is six months after the maturity or the liqui-dation of the last Receivable held in the Trust and the dispo-sition of any amounts received upon liquidation of any proper-ty remaining in the Trust. The Agreement provides that the Servicer may, at its option, purchase the Receivables remain-ing in the Trust at a price equal to the aggregate Purchase Amounts thereof, and such purchase of the Receivables will effect early retirement of the Certificates; however, such right of purchase is exercisable only after the first day of a Collection Period as of which the Pool Balance is 5% or less of the Initial Pool Balance.

                    Notwithstanding anything contained in the Agreement to the contrary (i) the Agreement has been accepted by _____________ not in its individual capacity but solely as Trustee and as Collateral Agent with respect to the Reserve Account and in no event shall _____________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Sellers thereunder or in any of the certificates, notices or agreements delivered pursuant there-to, as to all of which recourse shall be had solely to the assets of the Sellers and (ii) except in its capacity as successor Servicer, under no circumstances shall _____________ be personally liable for the payment of any indebtedness or expenses of the Trust.


                                  ASSIGNMENT

                    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY
          OR OTHER IDENTIFYING NUMBER
          OF ASSIGNEE


          (Please print or typewrite name and address, including postal zip code, of assignee)


          the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


          Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

          Dated:

                                                                        *
                                        Signature Guaranteed:

                                                                        *


          * NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.


                                                                EXHIBIT B

                         [FORM OF CLASS B CERTIFICATE]

                      NATIONSBANK AUTO GRANTOR TRUST 199_-_

                     ____% ASSET BACKED CERTIFICATE, CLASS B

          [Evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail motor vehicle installment sales contracts and secured by the new and used automobiles, vans and light-duty trucks financed thereby and sold to the Trust by NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A.

          [THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT REPRESENT AN INTEREST IN OR OBLIGA-TION OF NATIONSBANK, N.A., NATIONSBANK OF GEORGIA, N.A., NATIONSBANK OF FLORIDA, N.A. OR NATIONSBANK OF TEXAS, N.A. OR ANY AFFILIATE THEREOF. THIS CERTIFICATE AND THE RECEIVABLES ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMEN-TAL AGENCY.

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRE-SENTATIVE OF [THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPO-RATION ("DTC")], TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC]), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    [THIS CERTIFICATE AND ANY BENEFICIAL INTEREST IN THIS CERTIFICATE MAY NOT BE ACQUIRED BY (a) AN EMPLOYEE BENE-FIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIRE-MENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), THAT IS SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, (b) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (c) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (EACH A "BENEFIT PLAN") UNLESS AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES. BY ACCEPTING AND HOLDING THIS CERTIFICATE OR AN INTEREST HEREIN, THE HOLDER HEREOF OR OWNER HEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (x) IT IS NOT A BENEFIT PLAN OR (y) AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES SUCH THAT THE ACQUISITION AND SUBSEQUENT HOLDING OF THE CLASS B CERTIFICATES OR AN INTEREST THEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF
          SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.]

                                   CUSIP No.: ______________



                                   $
                                    Initial Principal
                                    Amount


                    [THIS CERTIFIES THAT     _________________ is the
          registered owner of a _______________ dollars, nonassessable, fully paid, fractional undivided interest in the NationsBank Auto Grantor Trust 199_-_ (the "Trust") formed by NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A., each a national banking association (together, the "Sellers"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of ________, ____ (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") by and among the Sellers, NationsBank, N.A., as servicer (in such capacity, the "Servicer"), and _____________, as trustee (the "Trustee") and as collateral agent, a summary of certain of the provisions of which is set forth on the reverse hereof.

                    [To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates, Class B" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property includes (as more fully described in the Agreement) a pool of retail motor vehicle installment sales contracts (the "Receiv-ables") for the purchase of new and used automobiles, vans and light-duty trucks financed thereby (the "Financed Vehicles"), certain monies received thereunder after the close of business of the Servicer on _________, ____ (the "Cut-Off Date"), the Sellers' security interests in the Financed Vehicles and all proceeds of the foregoing.

                    [Subject to the terms and conditions of the Agree-ment (including the availability of funds for distributions) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed, but only from funds on deposit in the Class B Distribution Account, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (each such date, a "Distribution Date"), commencing _____________, __, to the Person in whose name this Certificate is registered at the close of business of the Trustee on the day immediately preceding such Distribution Date (or, if Definitive Certifi-cates are issued, the last day of the Collection Period imme-diately preceding such Distribution Date) (the "Record Date"), such Certificateholder's fractional undivided interest in the amounts to be distributed to Class B Certificateholders pursu-ant to the Agreement on such Distribution Date.

                    [Pursuant to the Agreement, distributions of inter-est and principal on the Class B Certificates will be subordi-nated in priority of payment to interest and principal due on the Class A Certificates in the event of defaults and delin-quencies on the Receivables. The Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account, and the Class B Certificateholders will not receive any distributions of principal with respect to such Collection Period until the full amount of interest on and principal of the Class A Cer-tificates relating to such Collection Period has been deposit-ed in the Class A Distribution Account as set forth in the Agreement.

                    [Distributions on this Certificate will be made by the Trustee by check mailed to the Certificateholder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distri-bution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

                    [This Certificate does not purport to summarize the Agreement and reference is hereby made to the Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Agreement may be examined during normal business hours at the _____________ of the Trustee, located at ____________________________________,
          Attention: ___________________ and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

                    [Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    [Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.]


                    IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                   NATIONSBANK AUTO GRANTOR
                                   TRUST 199_-_

                                   By: _____________, as Trustee

                                   By:
                                          Authorized Officer

          DATED: __________, 19__

          Trustee's Certificate of
          Authentication:

                This is one of the Class B Certificates referred
                     to in the within-mentioned Agreement.

                                   _____________, as Trustee

                                   By:
                                           Authorized Officer


                     [FORM OF REVERSE OF CERTIFICATE]

                   NATIONSBANK AUTO GRANTOR TRUST 199_-_
                  ___% ASSET BACKED CERTIFICATE, CLASS B

                    [The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time by the Sellers, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                    [As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certifi-cate is registerable in the Certificate Register upon surren-der of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the Borough of Manhattan, the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the desig-nated transferee.

                    [As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate interest in the Trust, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                    [The Sellers, the Servicer, the Trustee, and any agent of the Sellers, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sellers, the Servicer, the Trustee, or any such agent shall be affected by any notice to the contrary.

                    [The obligations and responsibilities created by the Agreement and the Trust created thereby will terminate upon the earliest of (i) the Distribution Date immediately succeed-ing the purchase by the Servicer, at its option, of the Re-ceivables remaining in the Trust, as described below, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement, or (iii) the Distribu-tion Date which is six months after the maturity or the liqui-dation of the last Receivable held in the Trust and the dispo-sition of any amounts received upon liquidation of any proper-ty remaining in the Trust. The Agreement provides that the Servicer may, at its option, purchase the Receivables remain-ing in the Trust at a price equal to the aggregate Purchase Amounts thereof, and such purchase of the Receivables will effect early retirement of the Certificates; however, such right of purchase is exercisable only after the first day of a Collection Period as of which the Pool Balance is 5% or less of the Initial Pool Balance.

                    [Notwithstanding anything contained in the Agreement to the contrary (i) the Agreement has been accepted by _____________ not in its individual capacity but solely as Trustee and as Collateral Agent with respect to the Reserve Account and in no event shall _____________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Sellers thereunder or in any of the certificates, notices or agreements delivered pursuant there-to, as to all of which recourse shall be had solely to the assets of the Sellers and (ii) except in its capacity as successor Servicer, under no circumstances shall _____________ be personally liable for the payment of any indebtedness or expenses of the Trust.]


                                  ASSIGNMENT

                    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY
          OR OTHER IDENTIFYING NUMBER
          OF ASSIGNEE


          (Please print or typewrite name and address, including postal zip code, of assignee)


          the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

                                                                 Attorney
           to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

          Dated:

                                                                        *
                                        Signature Guaranteed:

                                                                        *



          * NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.


                                                                EXHIBIT C

                        [FORM OF SERVICER'S CERTIFICATE]

                    The undersigned certifies that he is a Servicing Officer of NationsBank, N.A., a national banking association organized under the laws of the United States (the "Servicer"), and that as such s/he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 3.9 of the Pooling and Servicing Agreement dated as of __________, 1996 by and among NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A., as sellers (the "Sellers"), the Servicer, and _____________, as trustee (the "Trustee") of the NationsBank Auto Grantor Trust 199_-_ (the "Pooling and Servicing Agreement") (all capital-ized terms used herein without definition have the respective meanings specified in the Pooling and Servicing Agreement), and further certifies that:

                    1.  The Servicer report for the period from
          ____________ to __________ attached to this certificate is complete and accurate and contains all information required by
          Section 3.9 of the Pooling and Servicing Agreement; and

                    2. As of the date hereof, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.


                    IN WITNESS WHEREOF, the undersigned has affixed hereunto [her][his] signature this ____ day of ____________ 19__.

                                        NATIONSBANK, N.A.


                                        By:
                                           Name:
                                           Title:


                         [FORM OF MONTHLY SERVICER REPORT]


                                                                EXHIBIT D

                          [FORM OF DEPOSITORY AGREEMENT]


                                 TABLE OF CONTENTS

                                     ARTICLE I

                            CREATION OF TRUST; CERTAIN
                        DEFINITIONS AND GENERAL PROVISIONS

          SECTION 1.1.   Creation of Trust  . . . . . . . . . . . . .   1
          SECTION 1.2    Definitions  . . . . . . . . . . . . . . . .   1
          SECTION 1.3    Usage of Terms . . . . . . . . . . . . . . .   1
          SECTION 1.4.   Calculations . . . . . . . . . . . . . . . .   1
          SECTION 1.5.   References . . . . . . . . . . . . . . . . .   2
          SECTION 1.6.   Section References . . . . . . . . . . . . .   2
          SECTION 1.7.   Action by or Consent of Certificateholders .   2

                                    ARTICLE II

                                THE TRUST PROPERTY

          SECTION 2.1.   Conveyance of Trust Property . . . . . . . .   2
          SECTION 2.2.   Warranties of Each Seller as to Each
                         Receivable   . . . . . . . . . . . . . . . .   3
          SECTION 2.3.   Warranties as to the Receivables in the Aggre-
                         gate and Actions of the Sellers  . . . . . .   7
          SECTION 2.4.   Repurchase upon Breach . . . . . . . . . . .   8
          SECTION 2.5.   Custody of Receivable Files  . . . . . . . .   9
          SECTION 2.6.   Duties of Servicer as Custodian  . . . . .    10
          SECTION 2.7.   Instructions; Authority to Act . . . . . .    11
          SECTION 2.8.   Custodian's Indemnification  . . . . . . .    11
          SECTION 2.9.   Effective Period and Termination . . . . .    12


                                    ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST PROPERTY

          SECTION 3.1.   Duties of Servicer . . . . . . . . . . . .    13
          SECTION 3.2.   Collection of Receivable Payments; Credit De-
                         ferrals  . . . . . . . . . . . . . . . . .    16
          SECTION 3.3.   Realization upon Receivables . . . . . . .    17
          SECTION 3.4.   Physical Damage Insurance  . . . . . . . .    18
          SECTION 3.5.   Maintenance of Security Interests in Financed
                         Vehicles . . . . . . . . . . . . . . . . .    18
          SECTION 3.6.   Covenants of the Servicer  . . . . . . . .    18
          SECTION 3.7.   Purchases by Servicer upon Breach  . . . .    19
          SECTION 3.8.   Servicing Compensation . . . . . . . . . .    19
          SECTION 3.9.   Servicer's Report  . . . . . . . . . . . .    20
          SECTION 3.10.  Annual Statement as to Compliance  . . . .    20
          SECTION 3.11.  Independent Certified Public Accountants' Re-
                         ports  . . . . . . . . . . . . . . . . . .    21
          SECTION 3.12.  Access to Certain Documentation and Information
                         Regarding Receivables  . . . . . . . . . .    21
          SECTION 3.13.  Reports to the Commission  . . . . . . . .    21
          SECTION 3.14.  Reports to the Rating Agencies . . . . . .    21


                                    ARTICLE IV

                         DISTRIBUTIONS; RESERVE ACCOUNTS;
                         STATEMENTS TO CERTIFICATEHOLDERS

          SECTION 4.1.   Establishment of Accounts  . . . . . . . .    22
          SECTION 4.2    Collections  . . . . . . . . . . . . . . . .  25
          SECTION 4.3    Advances; Other Deposits . . . . . . . . . .  26
          SECTION 4.4    Net Deposits . . . . . . . . . . . . . . . .  27
          SECTION 4.5    Distributions  . . . . . . . . . . . . . . .  28
          SECTION 4.6    Reserve Accounts . . . . . . . . . . . . . .  29
          SECTION 4.7    Statements to Certificateholders . . . . . .  30

                                     ARTICLE V

                                    [Reserved]

                                    ARTICLE VI

                                 THE CERTIFICATES

          SECTION 6.1.   The Certificates . . . . . . . . . . . . .    32
          SECTION 6.2.   Authentication of Certificates . . . . . .    32
          SECTION 6.3.   Registration of Transfer and Exchange of Cer-
                         tificates  . . . . . . . . . . . . . . . .    32
          SECTION 6.4.   Mutilated, Destroyed, Lost or Stolen Certifi-
                         cates  . . . . . . . . . . . . . . . . . .    33
          SECTION 6.5.   Persons Deemed Owners  . . . . . . . . . .    33
          SECTION 6.6.   Access to List of Certificateholders' Names and
                         Addresses  . . . . . . . . . . . . . . . .    34
          SECTION 6.7.   Maintenance of Office or Agency  . . . . .    34
          SECTION 6.8.   Book-Entry Certificates  . . . . . . . . .    34
          SECTION 6.9.   Notices to Clearing Agency . . . . . . . .    35
          SECTION 6.10.  Definitive Certificates  . . . . . . . . .    36


                                    ARTICLE VII

                                    THE SELLERS

          SECTION 7.1.   Representations and Warranties of the Sellers
                                                                       37
          SECTION 7.2.   Liability of Sellers; Indemnities  . . . .    38
          SECTION 7.3.   Merger or Consolidation of the Sellers . .    39
          SECTION 7.4.   Limitation on Liability of Sellers and Others
                                                                       40
          SECTION 7.5.   Sellers May Own Certificates . . . . . . .    40


                                   ARTICLE VIII

                                   THE SERVICER

          SECTION 8.1.   Representations and Warranties of Servicer    41
          SECTION 8.2.   Liability of Servicer; Indemnities . . . .    42
          SECTION 8.3.   Merger or Consolidation of the Servicer  .    44
          SECTION 8.4.   Limitation on Liability of Servicer and Others
                                                                       44
          SECTION 8.5.   Servicer Not to Resign . . . . . . . . . .    44
          SECTION 8.6.   Servicer May Own Certificates  . . . . . .    44


                                    ARTICLE IX

                               SERVICING TERMINATION

          SECTION 9.1.   Events of Servicing Termination  . . . . .    46
          SECTION 9.2.   Trustee to Act; Appointment of Successor
                         Servicer . . . . . . . . . . . . . . . . .    48
          SECTION 9.3.   Effect of Servicing Transfer . . . . . . .    48
          SECTION 9.4.   Notification to Certificateholders . . . .    49
          SECTION 9.5.   Waiver of Past Events of Servicing Termination
                                                                       49
          SECTION 9.6.   Transfer of Accounts . . . . . . . . . . .    50


                                     ARTICLE X

                                    THE TRUSTEE

          SECTION 10.1.  Acceptance by Trustee  . . . . . . . . . .    51
          SECTION 10.2.  Duties of Trustee  . . . . . . . . . . . .    51
          SECTION 10.3.  Trustee's Certificate  . . . . . . . . . .    53
          SECTION 10.4.  Trustee's Assignment of Purchased Receivables
                                                                       53
          SECTION 10.5.  Certain Matters Affecting the Trustee  . .    54
          SECTION 10.6.  Trustee Not Liable for Certificates or Receiv-
                         ables  . . . . . . . . . . . . . . . . . .    56
          SECTION 10.7.  Trustee May Own Certificates . . . . . . .    57
          SECTION 10.8.  Trustee's Fees and Expenses  . . . . . . .    57
          SECTION 10.9.  Trustee May Enforce Claims Without Possession
                         of Certificates  . . . . . . . . . . . . .    58
          SECTION 10.10. Eligibility Requirements for Trustee . . .    58
          SECTION 10.11. Resignation or Removal of Trustee  . . . .    58
          SECTION 10.12. Successor Trustee  . . . . . . . . . . . .    59
          SECTION 10.13. Merger or Consolidation of Trustee . . . .    60
          SECTION 10.14. Appointment of Co-Trustee or Separate Trustee
                                                                       60
          SECTION 10.15. Representations and Warranties of Trustee     62
          SECTION 10.16. Reports by Trustee . . . . . . . . . . . .    62
          SECTION 10.17. Tax Accounting . . . . . . . . . . . . . .    62


                                    ARTICLE XI

                                    TERMINATION

          SECTION 11.1.  Termination of the Trust . . . . . . . . .    64
          SECTION 11.2.  Optional Purchase of All Receivables . . .    65

                                    ARTICLE XII

                             MISCELLANEOUS PROVISIONS

          SECTION 12.1.  Amendment  . . . . . . . . . . . . . . . .    66
          SECTION 12.2.  Protection of Title to Trust . . . . . . .    67
          SECTION 12.3.  Limitation on Rights of Certificateholders    68
          SECTION 12.4.  Governing Law  . . . . . . . . . . . . . .    69
          SECTION 12.5.  Notices  . . . . . . . . . . . . . . . . .    69
          SECTION 12.6.  Severability of Provisions . . . . . . . .    70
          SECTION 12.7.  Assignment . . . . . . . . . . . . . . . .    70
          SECTION 12.8.  Certificates Nonassessable and Fully Paid     70
          SECTION 12.9.  Intention of Parties . . . . . . . . . . .    70
          SECTION 12.10. Counterparts . . . . . . . . . . . . . . .    71
          SECTION 12.11. Limitation of Liability of the Trustee . .    71